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                            TRAMMELL CROW COMPANY

                               CREDIT AGREEMENT


                         DATED AS OF AUGUST 18, 1997


                                    AMONG


                            TRAMMELL CROW COMPANY
                                 AS BORROWER,

                          THE LENDERS LISTED HEREIN,
                                 AS LENDERS,

                            BANKERS TRUST COMPANY,
                                   AS AGENT

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

                             TRAMMELL CROW COMPANY

                               CREDIT AGREEMENT

                              TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----

SECTION 1.  DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . .  1
       1.1  Certain Defined Terms. . . . . . . . . . . . . . . . . . . . . .  1
       1.2  Accounting Terms; Utilization of GAAP for Purposes of
            Calculations Under Agreement . . . . . . . . . . . . . . . . . . 21
       1.3  Other Definitional Provisions. . . . . . . . . . . . . . . . . . 21

SECTION 2.  AMOUNTS AND TERMS OF COMMITMENTS AND LOANS . . . . . . . . . . . 21
       2.1  Commitments; Making of Loans; the Register; Optional Notes . . . 21
       2.2  Interest on the Loans. . . . . . . . . . . . . . . . . . . . . . 24
       2.3  Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
       2.4  Scheduled Payments, Prepayments and Reductions . . . . . . . . . 28
       2.5  Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . 30
       2.6  Special Provisions Governing Eurodollar Rate Loans . . . . . . . 30
       2.7  Increased Costs; Taxes; Capital Adequacy . . . . . . . . . . . . 32
       2.8  Obligation of Lenders to Mitigate. . . . . . . . . . . . . . . . 36
       2.9  Security for the Loans . . . . . . . . . . . . . . . . . . . . . 37

SECTION 3.  CONDITIONS TO LOANS. . . . . . . . . . . . . . . . . . . . . . . 38
       3.1  Conditions to Loans. . . . . . . . . . . . . . . . . . . . . . . 38

SECTION 4.  COMPANY'S REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . 42
       4.1  Organization, Powers, Qualification, Good Standing, Business and
            Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . 42
       4.2  Authorization of Borrowing, etc. . . . . . . . . . . . . . . . . 43
       4.3  Financial Condition. . . . . . . . . . . . . . . . . . . . . . . 44
       4.4  No Material Adverse Change; No Restricted Junior Payments. . . . 45
       4.5  Title to Properties; Liens . . . . . . . . . . . . . . . . . . . 45
       4.6  Litigation; Adverse Facts. . . . . . . . . . . . . . . . . . . . 45
       4.7  Payment of Taxes . . . . . . . . . . . . . . . . . . . . . . . . 45
       4.8  Performance of Agreements; Materially Adverse Agreements . . . . 46
       4.9  Governmental Regulation. . . . . . . . . . . . . . . . . . . . . 46
       4.10 Securities Activities. . . . . . . . . . . . . . . . . . . . . . 46
       4.11 Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . . 46
       4.12 Certain Fees . . . . . . . . . . . . . . . . . . . . . . . . . . 47
       4.13 Environmental Protection . . . . . . . . . . . . . . . . . . . . 47
       4.14 Employee Matters . . . . . . . . . . . . . . . . . . . . . . . . 48
       4.15 Solvency . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48

                                      (i)
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       4.16 Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
       4.17 Security Interests . . . . . . . . . . . . . . . . . . . . . . . 48

SECTION 5.  COMPANY'S AFFIRMATIVE COVENANTS. . . . . . . . . . . . . . . . . 49
       5.1  Financial Statements and Other Reports . . . . . . . . . . . . . 49
       5.2  Corporate Existence, etc.. . . . . . . . . . . . . . . . . . . . 53
       5.3  Payment of Taxes and Claims; Tax Consolidation . . . . . . . . . 53
       5.4  Maintenance of Properties; Insurance . . . . . . . . . . . . . . 54
       5.5  Inspection; Lender Meeting . . . . . . . . . . . . . . . . . . . 54
       5.6  Compliance with Laws, etc. . . . . . . . . . . . . . . . . . . . 54
       5.7  Environmental Disclosure and Inspection. . . . . . . . . . . . . 55
       5.8  Company's Remedial Action Regarding Hazardous Materials. . . . . 56
       5.9  Collateral Documents; Further Assurances . . . . . . . . . . . . 56
       5.10 New Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . 56

SECTION 6.  COMPANY'S NEGATIVE COVENANTS . . . . . . . . . . . . . . . . . . 57
       6.1  Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . 57
       6.2  Liens and Related Matters. . . . . . . . . . . . . . . . . . . . 58
       6.3  Investments; Joint Ventures. . . . . . . . . . . . . . . . . . . 59
       6.4  Contingent Obligations . . . . . . . . . . . . . . . . . . . . . 59
       6.5  Restricted Junior Payments . . . . . . . . . . . . . . . . . . . 60
       6.6  Financial Covenants. . . . . . . . . . . . . . . . . . . . . . . 60
       6.7  Restriction on Fundamental Changes; Asset Sales and Acquisitions 61
       6.8  Consolidated Capital Expenditures. . . . . . . . . . . . . . . . 62
       6.9  Sales and Lease-Backs. . . . . . . . . . . . . . . . . . . . . . 62
       6.10 Sale or Discount of Receivables. . . . . . . . . . . . . . . . . 62
       6.11 Transactions with Shareholders and Affiliates. . . . . . . . . . 62
       6.12 Conduct of Business. . . . . . . . . . . . . . . . . . . . . . . 62

SECTION 7.  EVENTS OF DEFAULT. . . . . . . . . . . . . . . . . . . . . . . . 63
       7.1  Failure to Make Payments When Due. . . . . . . . . . . . . . . . 63
       7.2  Default in Other Agreements. . . . . . . . . . . . . . . . . . . 63
       7.3  Breach of Certain Covenants. . . . . . . . . . . . . . . . . . . 63
       7.4  Breach of Warranty . . . . . . . . . . . . . . . . . . . . . . . 63
       7.5  Other Defaults Under Loan Documents. . . . . . . . . . . . . . . 64
       7.6  Involuntary Bankruptcy; Appointment of Receiver, etc.. . . . . . 64
       7.7  Voluntary Bankruptcy; Appointment of Receiver, etc.. . . . . . . 64
       7.8  Judgments and Attachments. . . . . . . . . . . . . . . . . . . . 65
       7.9  Dissolution. . . . . . . . . . . . . . . . . . . . . . . . . . . 65
       7.10 Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . . 65
       7.11 Change in Control. . . . . . . . . . . . . . . . . . . . . . . . 65
       7.12 Invalidity of Guaranty . . . . . . . . . . . . . . . . . . . . . 65

                                      (ii)

                                                                           PAGE
                                                                           ----

       7.13 Failure of Security. . . . . . . . . . . . . . . . . . . . . . . 65

SECTION 8.  AGENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 67
       8.1  Appointment. . . . . . . . . . . . . . . . . . . . . . . . . . . 67
       8.2  Powers; General Immunity . . . . . . . . . . . . . . . . . . . . 67
       8.3  Representations and Warranties; No Responsibility For Appraisal
            of Creditworthiness. . . . . . . . . . . . . . . . . . . . . . . 68
       8.4  Right to Indemnity . . . . . . . . . . . . . . . . . . . . . . . 69
       8.5  Successor Agent. . . . . . . . . . . . . . . . . . . . . . . . . 69
       8.6  Collateral Documents . . . . . . . . . . . . . . . . . . . . . . 69

SECTION 9.  MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . 70
       9.1  Assignments and Participations in Loans. . . . . . . . . . . . . 70
       9.2  Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . 72
       9.3  Indemnity. . . . . . . . . . . . . . . . . . . . . . . . . . . . 72
       9.4  Ratable Sharing. . . . . . . . . . . . . . . . . . . . . . . . . 73
       9.5  Amendments and Waivers . . . . . . . . . . . . . . . . . . . . . 74
       9.6  Independence of Covenants. . . . . . . . . . . . . . . . . . . . 74
       9.7  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 75
       9.8  Survival of Representations, Warranties and Agreements . . . . . 75
       9.9  Failure or Indulgence Not Waiver; Remedies Cumulative. . . . . . 75
       9.10 Marshalling; Payments Set Aside. . . . . . . . . . . . . . . . . 75
       9.11 Severability . . . . . . . . . . . . . . . . . . . . . . . . . . 76
       9.12 Obligations Several; Independent Nature of Lenders' Rights . . . 76
       9.13 Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . 76
       9.14 Applicable Law . . . . . . . . . . . . . . . . . . . . . . . . . 76
       9.15 Successors and Assigns . . . . . . . . . . . . . . . . . . . . . 76
       9.16 Consent to Jurisdiction and Service of Process . . . . . . . . . 77
       9.17 Waiver of Jury Trial . . . . . . . . . . . . . . . . . . . . . . 77
       9.18 Confidentiality. . . . . . . . . . . . . . . . . . . . . . . . . 78
       9.19 Counterparts; Effectiveness. . . . . . . . . . . . . . . . . . . 78

Signature pages                                                             S-1

                                     (iii)
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                                   EXHIBITS

I.        FORM OF NOTICE OF BORROWING
II.       FORM OF NOTICE OF CONVERSION/CONTINUATION
III.      FORM OF NOTE
IV.       FORM OF COMPLIANCE CERTIFICATE
V.        FORM OF OPINION OF VINSON & ELIKINS L.L.P.
VI.       FORM OF OPINION OF O'MELVENY & MYERS LLP
VII.      FORM OF ASSIGNMENT AGREEMENT
VIII.     FORM OF CERTIFICATE RE NON-BANK STATUS
IX.       FORM OF PLEDGE AGREEMENT - COMPANY
X.        FORM OF PLEDGE AGREEMENT - SUBSIDIARIES
XI.       FORM OF SUBSIDIARY GUARANTY
XII.      FORM OF NOTE PURCHASE AGREEMENT


                                  SCHEDULES

1.1       EXISTING PLEDGED NOTES
2.1       LENDERS' COMMITMENTS AND PRO RATA SHARES
4.1D      SUBSIDIARIES OF COMPANY
4.1E      SIGNIFICANT SUBSIDIARIES
4.6       LITIGATION
4.11      CERTAIN EMPLOYEE BENEFIT PLANS
4.13      ENVIRONMENTAL MATTERS
6.1       CERTAIN EXISTING INDEBTEDNESS
6.2       CERTAIN EXISTING LIENS
6.3       CERTAIN EXISTING INVESTMENTS
6.4       CERTAIN EXISTING CONTINGENT OBLIGATIONS
6.11      CERTAIN AFFILIATE TRANSACTIONS



                                      (iv)

                            TRAMMELL CROW COMPANY

                              CREDIT AGREEMENT

               This CREDIT AGREEMENT is dated as of August 18, 1997 and entered into by and among TRAMMELL CROW COMPANY, a Texas corporation ("COMPANY"), THE FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES HEREOF (each individually referred to herein as a "LENDER" and collectively as "LENDERS"), and BANKERS TRUST COMPANY ("BANKERS"), as agent for Lenders (in such capacity, "AGENT").

                               R E C I T A L S

               WHEREAS, Company desires that Lenders extend certain credit facilities to Company in an aggregate principal amount of $35,000,000 which will be used (i) to finance the acquisition of Doppelt & Company, (ii) to refinance up to $6,975,000 of extensions of credit outstanding under the Existing Credit Agreement (as defined below), and (iii) for Permitted Acquisitions (as defined below);

               WHEREAS, Company and its Significant Subsidiaries (as defined below) desire to secure all the Obligations by granting to Agent, for the benefit of Agent and Lenders, a first priority pledge of certain of the capital stock of Company and all of the capital stock, partnership interests and limited liability company interests of Company in its Significant Subsidiaries, and of such Significant Subsidiaries in other Significant Subsidiaries (other than the partnership interests in the the Texas Partnerships, as defined below); and

               WHEREAS, all the Significant Subsidiaries of Company desire to guaranty all of the Obligations of Company;

               NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Company, Lenders and Agent agree as follows:

SECTION 1.     DEFINITIONS

1.1       CERTAIN DEFINED TERMS.

               The following terms used in this Agreement shall have the following meanings:

               "ADJUSTED EURODOLLAR RATE" means, for any Interest Rate Determination Date with respect to an Interest Period for a Eurodollar Rate Loan, the rate per annum obtained by DIVIDING (i) the offered quotation (rounded upward to the nearest 1/16 of one percent) to first class banks in the interbank Eurodollar market by Bankers for U.S. dollar deposits of amounts in same day funds comparable to the principal amount of the Eurodollar Rate Loan of Bankers for which the Adjusted Eurodollar Rate is then being determined with maturities comparable to such Interest Period as of approximately 10:00 a.m. (New York time) on such Interest Rate Determination Date BY (ii) a percentage equal to 100% MINUS the stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable on such Interest Rate Determination Date to any member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" as defined in Regulation D (or any successor category of liabilities under Regulation D).

               "AFFECTED LENDER" has the meaning assigned to that term in subsection 2.6C.

               "AFFILIATE", as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

               "AGENT" has the meaning assigned to that term in the introduction to this Agreement and also means and includes any successor Agent appointed pursuant to subsection 8.5.

               "AGREEMENT" means this Credit Agreement dated as of August 18, 1997, as it may be amended, supplemented or otherwise modified from time to time in accordance with subsection 9.5.

               "APPLICABLE BASE RATE MARGIN" means, as at any date of determination, a percentage per annum determined by the Level in effect on such date as shown below:

          LEVEL                    APPLICABLE BASE RATE MARGIN
          -----                    ---------------------------
          Level I                             0.750%
          Level II                            0.500%
          Level III                           0.250%
          Level IV                            0.000%
          Level V                             0.000%

               "APPLICABLE EURODOLLAR RATE MARGIN" means, as at any date of determination, a percentage per annum determined by the Level in effect on such date as shown below:

          LEVEL                    APPLICABLE EURODOLLAR RATE MARGIN
          -----                    ---------------------------------
          Level I                             1.750%
          Level II                            1.500%
          Level III                           1.250%
          Level IV                            1.000%
          Level V                             0.625%

          "ASSET SALE" means the sale by Company or any of its Subsidiaries to any Person other than Company or any of its wholly-owned Subsidiaries of
(i) any of the stock, partnership interests or limited liability company interests, as the case may be, of any of Company's Subsidiaries, (ii) substantially all of the assets of any division or line of business of Company or any of its Subsidiaries, or (iii) any other assets (whether tangible or intangible) of Company or any of its Subsidiaries outside of the ordinary course of business EXCLUDING (y) any such other assets to the extent that the aggregate value of such assets sold in any single transaction or related series of transactions is equal to $1,000,000 or less and (z) any Development Properties.

               "ASSIGNMENT AGREEMENT" means an Assignment Agreement in substantially the form of EXHIBIT VII annexed hereto.

               "BANKERS" has the meaning assigned to that term in the introduction to this Agreement.

               "BANKRUPTCY CODE" means Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute.

               "BASE RATE" means, at any time, the higher of (x) the Prime Rate or (y) the rate which is 1/2 of 1% in excess of the Federal Funds Effective Rate.

               "BASE RATE LOANS" means Loans bearing interest at rates determined by reference to the Base Rate as provided in subsection 2.2A.

               "BUSINESS DAY" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close.

               "CALIBER PROGRAM" means the lease procurement program between Company and Caliber Logistics, Inc., by which Company will lease certain facilities for the benefit of Caliber Logistics, Inc. and provide certain additional real estate services.

               "CAPITAL LEASE", as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

               "CASH" means money, currency or a credit balance in a Deposit Account.

               "CASH EQUIVALENTS" means, as at any date of determination, (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, the highest rating obtainable from either Standard & Poor's Corporation ("S&P") or Moody's Investors Service, Inc. ("MOODY'S"); (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and (v) shares of any money market mutual fund that (a) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either S&P or Moody's.

               "CASH PROCEEDS" means, with respect to any Asset Sale, Cash payments (including any Cash received by way of deferred payment pursuant to, or monetization of, a note receivable or otherwise, but only as and when so received) received from such Asset Sale.

               "CERTIFICATE RE NON-BANK STATUS" means a certificate substantially in the form of EXHIBIT VIII annexed hereto delivered by a Lender to Agent pursuant to subsection 2.7B(iii).

               "CHANGE OF CONTROL" means any of (a) prior to a bona fide underwritten initial public offering of Company Common Stock, the failure at any time of Crow Family Partnership L.P. and J. McDonald Williams, (collectively, the "PERMITTED HOLDERS") to own and control at least 40% of the issued and outstanding shares of capital stock of Company entitled (without regard to the occurrence of any contingency) to vote for the election of members of the Board of Directors of Company ("COMPANY VOTING STOCK"), or (b) after a bona fide underwritten initial public offering of Company Common Stock, the acquisition, in one or more transactions, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) by (i) any person or entity (other than any Permitted Holder) or (ii) any group of persons or entities (excluding any Permitted Holders) who constitute a group (within the meaning of Section 13(d)(3) of the Exchange Act), in either case, of any Company Voting Stock such that, as a result of such acquisition, such person, entity or group beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, 30% or more of Company Voting Stock then outstanding (but only to the extent that such beneficial ownership is not shared with any Permitted Holder who has the power to direct the vote thereof); PROVIDED, HOWEVER, that no such Change of Control shall be deemed to have occurred if (A) the Permitted Holders beneficially own, in the aggregate, at such time, a greater percentage of Company Voting Stock than such other person, entity or group or (B) at the time of such acquisition, the Permitted Holders (or any of them) possess the ability (by contract or otherwise) to elect, or cause the election, of a majority of the members of Company's Board of Directors.

               "CLOSING DATE" means the date on or before August 20, 1997, on which the conditions set forth in subsection 3.1 are satisfied and the Loans are made.

               "COLLATERAL" means (i) all of the capital stock, partnership interests or limited liability company interests, as the case may be, held by Company in its Significant Subsidiaries, (ii) any or all intercompany Indebtedness of Company's Subsidiaries owing to Company, (iii) all of the capital stock, partnership interests or limited liability company interests, as the case may be, held by Significant Subsidiaries in other Significant Subsidiaries (other than the partnership interests in the Texas Partnerships) and (iv) the Indebtedness of the Pledging Shareholders under the Existing Pledged Notes, and all interests of Company under the Investor Pledge Agreements, including the pledge of the capital stock in Company of the Pledging Shareholders thereunder, in each case subject to a Lien pursuant to the Collateral Documents.

               "COLLATERAL DOCUMENTS" means all pledge agreements, assignments, financing and continuation statements and all other instruments or documents delivered by Company, or any Significant Subsidiary of Company pursuant to this Agreement (including but not limited to the Pledge Agreements) in order to grant to Agent on behalf of Lenders, Liens on the capital stock or other evidence of beneficial ownership of Company, and its Significant Subsidiaries (other than the partnership interests in the Texas Partnerships), and on the Indebtedness of Pledging Shareholders to Company under the Existing Pledged Notes and intercompany Indebtedness of Company's Subsidiaries owing to Company, and all amendments, modifications and supplements thereto.

               "COMMITMENTS" means the commitments of Lenders to make Loans as set forth in subsection 2.1A.

               "COMPANY" has the meaning assigned to that term in the introduction to this Agreement.

               "COMPANY COMMON STOCK" means the common stock of Company, $0.01 par value per share.

               "COMPANY SHAREHOLDERS AGREEMENT" means the Fourth Amended and Restated Shareholders Agreement, dated as of August 26, 1996, by and among Company, the Pledging Shareholders, the Permitted Holders and such shareholders' respective spouses.

               "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of EXHIBIT IV annexed hereto delivered to Agent and Lenders by Company pursuant to subsection 5.1(iv).

               "CONSOLIDATED CAPITAL EXPENDITURES" means, for any period, the sum of (i) the aggregate of all expenditures (whether paid in Cash or other consideration or accrued as a liability and including that portion of Capital Leases which is capitalized on the consolidated balance sheet of Company and its Subsidiaries) by Company and its Subsidiaries during that period that, in conformity with GAAP, are included in "additions to property, plant or equipment" or comparable items reflected in the consolidated statement of cash flows of Company and its Subsidiaries PLUS (ii) to the extent not covered by clause (i) of this definition, the aggregate of all expenditures by Company and its Subsidiaries during that period to acquire (by purchase or otherwise) the business, property or fixed assets of any Person, or that portion of the purchase price of the stock or other evidence of beneficial ownership of any Person attributable to long-term assets that, as a result of such acquisition, becomes a Subsidiary of Company; PROVIDED THAT "Consolidated Capital Expenditures" shall not include Permitted Development Expenditures.

               "CONSOLIDATED ADJUSTED EBITDA" means, for any period, the sum of the amounts for such period of (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) provisions for taxes based on income,
(iv) total depreciation expense, (v) total amortization expense, and (vi) other non-cash items reducing Consolidated Net Income LESS other non-cash items increasing Consolidated Net Income, all of the foregoing as determined on a consolidated basis for Company and its Subsidiaries in conformity with GAAP; PROVIDED, HOWEVER, that "Consolidated Adjusted EBITDA" shall not include earnings generated from the ownership and sale of Development Properties and shall not be reduced by expenses incurred by Company with respect to Company's profit sharing plan.

               "CONSOLIDATED INTEREST EXPENSE" means, for any period, total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of Company and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of Company and its Subsidiaries, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Interest Rate Agreements, but excluding, however, any amounts referred to in subsection 2.3 payable to Agent on or before the Closing Date.

               "CONSOLIDATED NET INCOME" means, for any period, the net income (or loss) of Company and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; PROVIDED that there shall be excluded (i) the income (or loss) of any Person (other than a Subsidiary of Company) in which any other Person (other than Company or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Company or any of its Subsidiaries by such Person during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Company or is merged into or consolidated with Company or any of its Subsidiaries or that Person's assets are acquired by Company or any of its Subsidiaries, (iii) the income of any Subsidiary of Company to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute (other than statutes restricting the making of dividends or distributions on stock generally), rule or governmental regulation applicable to that Subsidiary, (iv) any after-tax gains or losses attributable to Asset Sales or returned surplus assets of any Pension Plan, (v) any costs and expenses incurred in connection with the execution and delivery of this Agreement and the closing of the transactions contemplated hereby, and (vi) (to the extent not included in clauses (i) through (v) above) any net extraordinary gains or net non-cash extraordinary losses. "Consolidated Net Income" shall not be reduced by royalty payments made to Crow Family Partnership, L.P. or Mr. Trammell Crow, or any of their respective assigns and shall not include earnings generated from the sale of, or income from, Development Properties.

               "CONSOLIDATED NET WORTH" means, as at any date of determination, the sum of total assets of Company and its Subsidiaries on a consolidated basis plus deferred compensation balances less total liabilities of Company and Subsidiaries on a consolidated basis determined in accordance with GAAP.

               "CONSOLIDATED TOTAL DEBT" means, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness of Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

               "CONTINGENT OBLIGATION", as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person (i) with respect to any Indebtedness, lease, dividend or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, or (iii) under Interest Rate Agreements and Currency Agreements.

Contingent Obligations shall include, without limitation, (a) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) the obligation to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, and (c) any liability of such Person for the obligation of another through any agreement (contingent or otherwise) (X) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (Y) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (X) or
(Y) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if less, the amount to which such Contingent Obligation is specifically limited.

               "CONTRACTUAL OBLIGATION", as applied to any Person, means any provision of any Security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

               "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement designed to protect Company or any of its Subsidiaries against fluctuations in currency values.

               "DELAYED-DRAW LOANS" means a portion of the Loans, in an aggregate amount not to exceed $5,000,000, that may be borrowed by Company on a one-time basis on a single Funding Date at any time during the period commencing on the Closing Date and ending on the 90th day thereafter, for the sole purpose of making Permitted Acquisitions.

               "DEPOSIT ACCOUNT" means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

               "DEVELOPMENT PROPERTIES" means real property acquired by Company or its Subsidiaries for development and subsequent sale.

               "DOLLARS" and the sign "$" mean the lawful money of the United States of America.

               "DOPPELT" means Doppelt & Company, an Ohio corporation.

               "DOPPELT ACQUISITION" means the acquisition by Company through its subsidiary Trammell Crow Retail Services, Inc., of all the assets of Doppelt.

               "DOPPELT ACQUISITION AGREEMENT" means that certain Asset Acquisition Agreement between Company and Doppelt, dated as of July 31, 1997.

               "ELIGIBLE ASSIGNEE" means (A) (i) a commercial bank organized under the laws of the United States or any state thereof; (ii) a savings and loan association or savings bank organized under the laws of the United States or any state thereof; (iii) a commercial bank organized under the laws of any other country or a political subdivision thereof; PROVIDED that (x) such bank is acting through a branch or agency located in the United States or (y) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country; and (iv) any other entity which is an "accredited investor" (as defined in Regulation D under the Securities Act) which extends credit or buys loans as one of its businesses including, but not limited to, insurance companies, mutual funds and lease financing companies; PROVIDED that no Affiliate of Company shall be an Eligible Assignee.

               "EMPLOYEE BENEFIT PLAN" means any "employee benefit plan" as defined in Section 3(3) of ERISA, other than plans that are exempt from ERISA by reason of the regulations promulgated thereunder and Multiemployer Plans, which is, or was at any time, maintained or contributed to by Company or any of its ERISA Affiliates.

               "ENVIRONMENTAL CLAIM" means any notice of violation, claim, demand, abatement order or other order or direction by any governmental authority or any Person for any damage, including, without limitation, personal injury (including sickness, disease or death), tangible or intangible property damage, contribution, indemnity, indirect or consequential damages, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restrictions, in each case relating to, resulting from or in connection with Hazardous Materials and relating to Company, any of its Subsidiaries, any of their respective Affiliates or any Facility.

               "ENVIRONMENTAL LAWS" means all federal, state or local statutes, ordinances, orders, rules, regulations, plans or decrees and the like relating to (i) environmental matters, including, without limitation, those relating to fines, injunctions, penalties, damages, contribution, cost recovery compensation, losses or injuries resulting from the Release or threatened Release of Hazardous Materials, (ii) the generation, use, storage, transportation or disposal of Hazardous Materials, or (iii) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, in any manner applicable to Company or any of its Subsidiaries or any of their respective properties.

               "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

               "ERISA AFFILIATE", as applied to any Person, means (i) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member.

               "ERISA EVENT" means (i) a "reportable event" within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard in a material amount of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment in a material amount under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution in a material amount to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by Company or any of its ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in a material amount of liability pursuant to Sections 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which constitutes grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of a material amount of liability on Company or any of its ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal by Company or any of its ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if such withdrawal would result in a material amount of liability to Company or an ERISA Affiliate, or the receipt by Company or any of its ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission which could give rise to the imposition on Company or any of its ERISA Affiliates of a material amount of fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409 or 502(c), (i) or (l) or 4071 of ERISA in respect of any Employee Benefit Plan; (ix) the assertion of a claim (other than routine claims for benefits) that could result in a material amount of liability against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against Company or any of its ERISA Affiliates in connection with any such Employee Benefit Plan; (x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; or

(xi) the imposition of a Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

               "EURODOLLAR RATE LOANS" means Loans bearing interest at rates determined by reference to the Adjusted Eurodollar Rate as provided in subsection 2.2A.

               "EVENT OF DEFAULT" means each of the events set forth in
Section 7.

               "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

               "EXISTING CREDIT AGREEMENT" means that certain Credit Agreement dated as of August 26, 1996, between Company and First Tennessee Bank National Association, as it may have been amended or otherwise modified through the date of this Agreement.

               "EXISTING PLEDGED NOTES" means those certain notes listed on
SCHEDULE 1.1 annexed hereto, issued by Pledging Shareholders to Company, which Company shall assign to Agent on behalf of Lenders pursuant to the Pledge Agreement to be executed and delivered by Company on or prior to the Closing Date, substantially in the form of Exhibit IX.

               "FACILITIES" means any and all real property (including, without limitation, all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased or operated by Company or any of its Subsidiaries.

               "FEDERAL FUNDS EFFECTIVE RATE" means, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Agent from three Federal funds brokers of recognized standing selected by Agent.

               "FISCAL QUARTER" means a fiscal quarter of any Fiscal Year.

               "FISCAL YEAR" means the fiscal year of Company and its Subsidiaries ending on December 31 of each calendar year. For purposes of this Agreement, any particular Fiscal Year shall be designated by reference to the calendar year in which such Fiscal Year ends.

               "FUNDING AND PAYMENT OFFICE" means the office of Agent located at 1 Bankers Trust Plaza, 130 Liberty Street, New York, New York 10006.

               "FUNDING DATE" means the date of the funding of a Loan.

               "GAAP" means, subject to the limitations on the application thereof set forth in subsection 1.2, generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, in each case as the same are applicable to the circumstances as of the date of determination.

               "GOVERNMENTAL AUTHORIZATION" means any permit, license, authorization, plan, directive, consent order or consent decree of or from any federal, state or local governmental authority, agency or court.

               "GUARANTORS" means all existing and future Significant Subsidiaries of Company.

               "GUARANTY" or "GUARANTIES" means the Guaranties executed and delivered by Company's Significant Subsidiaries on or prior to the Closing Date, each substantially in the form of EXHIBIT XI annexed hereto, as each such Guaranty may hereafter be amended, supplemented or otherwise modified from time to time.

               "HAZARDOUS MATERIALS" means (i) any chemical, material or substance at any time defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", "restricted hazardous waste", "infectious waste", "toxic substances" or any other formulations intended to define, list or classify substances by reason of deleterious properties under any applicable Environmental Laws or publications promulgated pursuant thereto; (ii) any oil, petroleum, petroleum fraction or petroleum derived substance; (iii) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; and (iv) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of the Facilities.

               "INDEBTEDNESS", as applied to any Person, means, without duplication, (i) all indebtedness for borrowed money, (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding obligations for further payments for businesses acquired based solely upon future earnings or cash flow and any such obligations incurred under ERISA), which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument, and (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person; provided in the case of a nonrecourse obligation the amount of such indebtedness shall be limited to the value of the property securing such indebtedness. Obligations under Interest Rate Agreements and Currency Agreements constitute Contingent Obligations and not Indebtedness.

               "INDEMNITEE" has the meaning assigned to that term in subsection 9.3.

               "INTELLECTUAL PROPERTY" means all patents, trademarks, tradenames (including, without limitation, rights in the name "Trammell Crow"), copyrights, technology, know-how and processes used in or necessary for the conduct of the business of Company and its Subsidiaries as currently conducted that are material to the condition (financial or otherwise), business or operations of Company and its Subsidiaries, taken as a whole.

               "INTEREST PAYMENT DATE" means (i) with respect to any Base Rate Loan, on March 1, June 1, September 1 and December 1, commencing on the first such date to occur after the Closing Date, and (ii) with respect to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan; PROVIDED that in the case of each Interest Period of longer than three months "Interest Payment Date" shall also include the date that is three months after the commencement of such Interest Period.

               "INTEREST PERIOD" has the meaning assigned to that term in subsection 2.2B.

               "INTEREST RATE AGREEMENT" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect Company or any of its Subsidiaries against fluctuations in interest rates.

               "INTEREST RATE DETERMINATION DATE" means, with respect to any Interest Period, the second Business Day prior to the first day of such Interest Period.

               "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter.

               "INVESTMENT" means (i) any direct or indirect purchase or other acquisition by Company or any of its Subsidiaries of, or of a beneficial interest in, any Securities of any other Person (other than a Person that, prior to such purchase or acquisition, was a Subsidiary of Company), or (ii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by Company or any of its Subsidiaries to any other Person other than a wholly-owned Subsidiary of Company, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales or the provision of services to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

               "INVESTOR PLEDGE AGREEMENTS" means those certain Pledge Agreements executed by Pledging Shareholders to secure their obligations to Company under the Existing Pledged Notes, which Company shall assign to Agent on behalf of the Lenders pursuant to the Pledge Agreement to be executed and delivered by Company on or prior to the Closing Date, substantially in the form of Exhibit IX.

               "IPO" means the initial offering of common stock of Company pursuant to a bona fide underwritten public offering.

               "IPO DATE" means the date shares in the IPO are first sold to the public.

               "JOINT VENTURE" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; PROVIDED that in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

               "LENDER" and "LENDERS" means the persons identified as "Lenders" and listed on the signature pages of this Agreement, together with their successors and permitted assigns pursuant to subsection 9.1.

               "LEVEL" means Level I, Level II, Level III, Level IV or Level V, in each case whichever is in effect on the date of determination. The applicable Level for any date shall be determined by the most recent Level Determination Certificate delivered pursuant to subsection 3.1M or 5.1(xi); PROVIDED that if a Level Determination Certificate is not delivered at the time required pursuant to subsection 5.1(xi), Level I shall be applicable from such time until delivery of a succeeding Level Determination Certificate; PROVIDED that if a Level Determination Certificate erroneously indicates a Level more favorable to Company than should be afforded by the actual calculation of the Total Leverage Ratio, Company shall promptly pay additional interest to correct for such error.

               "LEVEL I" means such periods during which none of Level II, Level III, Level IV or Level V is applicable.

               "LEVEL II" means such periods as the Total Leverage Ratio is greater than or equal to 1.50:1.00 AND less than 2.00:1.00.

               "LEVEL III" means such periods as the Total Leverage Ratio is greater than or equal to 1.00:1.00 AND less than 1.50:1.00.

               "LEVEL IV" means such periods as the Total Leverage Ratio is greater than or equal to 0.50:1.00 AND less than 1.00:1.00.

               "LEVEL V" means such periods as the Total Leverage Ratio is less than 0.50:1.00.

               "LEVEL DETERMINATION CERTIFICATE" means an Officers' Certificate of Company delivered on the Closing Date and thereafter in accordance with subsection 5.1(xi) setting forth in reasonable detail the Total Leverage Ratio which is applicable pursuant to the definition thereof as at the date on which such Officers' Certificate is delivered.

               "LIEN" means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

               "LOAN" or "LOANS" means the term Loans made by Lenders to Company pursuant to subsection 2.1A.

               "LOAN COMMITMENT" means the commitment of a Lender to make a Loan to Company pursuant to subsection 2.1A, and "LOAN COMMITMENTS" means such commitments of all Lenders in the aggregate.

               "LOAN DOCUMENTS" means this Agreement, the Notes, the Guaranties, the Pledge Agreements, and the Collateral Documents.

               "LOAN EXPOSURE" means, with respect to any Lender as of any date of determination (i) prior to the funding of the Loans, that Lender's Loan Commitment and (ii) after the funding of the Loans, the outstanding principal amount of the Loan of that Lender.

               "MARGIN STOCK" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

               "MATERIAL ADVERSE EFFECT" means (i) a material adverse effect upon the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company and its Subsidiaries, taken as a whole, or
(ii) the impairment of the ability of Company to perform the Obligations, or
(iii) the impairment in any material respect of Agent or Lenders to enforce the Obligations.

               "MATURITY DATE" means the earliest of (i) the date that is six months after the Closing Date, (ii) the IPO Date and (iii) the date as of which the Obligations shall have become immediately due and payable pursuant to subsection 7.1.

               "MULTIEMPLOYER PLAN" means a "multiemployer plan", as defined in Section 3(37) of ERISA, to which Company or any of its ERISA Affiliates is contributing, or ever has contributed, or to which Company or any of its ERISA Affiliates has, or ever has had, an obligation to contribute.

               "NET CASH PROCEEDS" means, with respect to any Asset Sale, Cash Proceeds of such Asset Sale net of bona fide direct costs of sale including (i) taxes reasonably estimated to be actually payable as a result of such Asset Sale within two years of the date of such Asset Sale, (ii) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale, and (iii) reasonable reserves established in good faith by Company to satisfy any indemnification obligations undertaken in connection with such Asset Sale or to pay other retained liabilities associated with assets or properties relating to such Asset Sale.

               "NOTES" means any promissory notes of Company issued pursuant to subsection 2.1E to evidence the Loans of any Lenders, substantially in the form of EXHIBIT III annexed hereto, as they may be amended, supplemented or otherwise modified from time to time.

               "NOTICE OF BORROWING" means a notice substantially in the form of EXHIBIT I annexed hereto delivered by Company to Agent pursuant to subsection 2.1B with respect to a proposed borrowing.

               "NOTICE OF CONVERSION/CONTINUATION" means a notice substantially in the form of EXHIBIT II annexed hereto delivered by Company to Agent pursuant to subsection 2.2D with respect to a proposed conversion or continuation of the applicable basis for determining the interest rate with respect to the Loans.

               "OBLIGATIONS" means all obligations of every nature of Company from time to time owed to Agent, Lenders or any of them under the Loan Documents, whether for principal, interest, fees, expenses, indemnification or otherwise.

               "OFFICERS' CERTIFICATE" means, as applied to any corporation, a certificate executed on behalf of such corporation by its chairman of the board (if an officer) or its president or one of its vice presidents and by its chief financial officer or its treasurer; PROVIDED that every Officers' Certificate with respect to the compliance with a condition precedent to the making of any Loans hereunder shall include (i) a statement that the officer or officers making or giving such Officers' Certificate have read such condition and any definitions or other provisions contained in this Agreement relating thereto, (ii) a statement that, in the opinion of the signers, they have made or have caused to be made such examination or investigation as is necessary to enable them to express an informed opinion as to whether or not such condition has been complied with, and (iii) a statement as to whether, in the opinion of the signers, such condition has been complied with.

               "OPERATING LEASE" means, as applied to any Person, any lease (including, without limitation, leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) that is not a Capital Lease other than any such lease under which that Person is the lessor.

               "PBGC" means the Pension Benefit Guaranty Corporation (or any successor thereto).

               "PENSION PLAN" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

               "PERMITTED ACQUISITION" or "PERMITTED ACQUISITIONS" means any acquisition or series of acquisitions by purchase or otherwise, after the Closing Date by Company or any of its wholly-owned Subsidiaries of any business substantially similar to any business engaged in by Company or any of its Subsidiaries on the Closing Date, PROVIDED that (i) without the prior written consent of Requisite Lenders, which shall not be unreasonably withheld, no one acquisition or series of acquisitions shall require expenditures exceeding $3,500,000, (ii) expenditures in respect of such acquisitions shall not exceed $5,000,000 in the aggregate during the term of this Agreement, and (iii) the Total Leverage Ratio, after giving effect to any such acquisition, shall not exceed 3.00:1.00.

               "PERMITTED DEVELOPMENT EXPENDITURES" means all expenditures made by Company or its wholly-owned Subsidiaries in connection with Development Properties, whether in the nature of capital contributions or other Investments in non-wholly owned Subsidiaries that own Development Properties or otherwise; PROVIDED that such expenditures shall not exceed the aggregate amount of $120,000,000.

               "PERMITTED ENCUMBRANCES" means the following types of Liens (other than any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA):

               (i) Liens for taxes, assessments or governmental charges or claims the payment of which is not, at the time, required by subsection 5.3;

               (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics and materialmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

               (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety, indemnity and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

               (iv) any attachment or judgment Lien not constituting an Event of Default under subsection 7.8;

               (v) leases or subleases granted to others not interfering in any material respect with the ordinary conduct of the business of Company or any of its Subsidiaries;

               (vi) easements, rights-of-way, restrictions, minor defects, encroachments or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of Company or any of its Subsidiaries;

               (vii) any (a) interest or title of a lessor or sublessor under any lease not prohibited by this Agreement, (b) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to, or (c) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (b);

               (viii) Liens arising from filing of precautionary UCC financing statements relating solely to leases not prohibited by this Agreement;

               (ix) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

               (x) Liens created for the benefit of Agent and Lenders pursuant to the terms of this Agreement and the Collateral Documents;

               (xi)   Liens approved by Requisite Lenders; and

               (xii)  Liens on Development Properties.

               "PERMITTED HOLDERS" has the meaning assigned to that term in the definition of Change of Control.

               "PERSON" means and includes natural persons, corporations, limited partnerships, general partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

               "PLEDGE AGREEMENT" or "PLEDGE AGREEMENTS" means (i) the Pledge Agreement executed and delivered by Company on or prior to the Closing Date, substantially in the form of EXHIBIT IX, annexed hereto, as such Pledge Agreement may hereafter be amended, supplemented or otherwise modified from time to time and (ii) the Pledge Agreement executed and delivered by each of Company's Significant Subsidiaries that, individually or together with Company or any other Significant Subsidiary of Company, holds ownership interests in one or more Significant Subsidiaries (other than the partnership interests in the Texas Partnerships) on or prior to the Closing Date, substantially in the form of EXHIBIT X, annexed hereto, as such

Pledge Agreement may hereafter be amended, supplemented or otherwise modified from time to time.

               "PLEDGING SHAREHOLDERS" means all holders of capital stock of Company (except Crow Family Partnership L.P. and J. McDonald Williams and any other shareholders who have fully repaid their obligations under the Existing Pledged Notes prior to the Closing Date), which have executed those certain Investor Pledge Agreements, thereby securing their obligations under the Existing Pledged Notes.

               "POTENTIAL EVENT OF DEFAULT" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

               "PRIME RATE" means the rate that Bankers announces from time to time as its prime lending rate, as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Bankers or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

               "PRO RATA SHARE" means (i) with respect to all payments, computations and other matters relating to the Loan Commitment or the Loan of any Lender, the percentage obtained by DIVIDING (x) the Loan Exposure of that Lender BY (y) the aggregate Loan Exposure of all Lenders. The initial Pro Rata Share of each Lender for purposes of the preceding sentence is set forth opposite the name of that Lender in SCHEDULE 2.1 annexed hereto.

               "REGISTER" has the meaning assigned to that term in subsection 2.1D.

               "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

               "RELEASE" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment (including, without limitation, the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), or into or out of any Facility, including the movement of any Hazardous Material through the air, soil, surface water, groundwater or property.

               "REQUISITE LENDERS" means Lenders having or holding more than 60% of the aggregate Commitments.

               "RESTRICTED JUNIOR PAYMENT" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Company now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Company now or hereafter outstanding and (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Company now or hereafter outstanding.

               "SECURITIES" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

               "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, and any successor statute.

               "SIGNIFICANT SUBSIDIARIES" means the Subsidiaries of Company listed on Schedule 4.1E, annexed hereto, as it may be supplemented from time to time, including without limitation, any Subsidiary of Company having (i) more than 5% of the consolidated assets of Company and its Subsidiaries or
(ii) more than 5% of the consolidated earnings of Company and its Subsidiaries, or (iii) more than 5% of the consolidated revenues of Company and its Subsidiaries.

               "SOLVENT" means, with respect to any Person, that as of the date of determination both (A) (i) the then fair saleable value of the property of such Person is (y) greater than the total amount of liabilities (including contingent liabilities) of such Person and (z) not less than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (ii) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (iii) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (B) such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

               "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

               "TAX" or "TAXES" means any present or future tax or government levy in the nature of a tax; PROVIDED that "TAX ON THE OVERALL NET INCOME" of a Person shall be construed as a reference to a tax imposed by the jurisdiction in which that Person's principal office (and/or, in the case of a Lender, its lending office) is located or in which that Person is deemed to be doing business on all or part of the net income, profits or gains of that Person (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise).

               "TEXAS PARTNERSHIPS" means Trammell Crow Central Texas Ltd., Trammell Crow Dallas/Fort Worth, Ltd., Trammell Crow Houston, Ltd., and Trammell Crow Dallas Industrial, Ltd.

               "TOTAL LEVERAGE RATIO" means, as at any date of determination, the ratio of (i) Consolidated Total Debt to (ii) Consolidated Adjusted EBITDA for the Fiscal Quarter period ending as of the last day of the Fiscal Quarter immediately preceding the Fiscal Quarter during which such date of determination occurs.

1.2 ACCOUNTING TERMS; UTILIZATION OF GAAP FOR PURPOSES OF CALCULATIONS UNDER AGREEMENT.

               Except as otherwise expressly provided in this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP. Financial statements and other information required to be delivered by Company to Lenders pursuant to clauses (i), (ii), (iii) and (xv) of subsection 5.1 shall be prepared in accordance with GAAP as in effect at the time of such preparation (and delivered together with the reconciliation statements provided for in subsection 5.1(v)). Calculations in connection with the definitions, covenants and other provisions of this Agreement shall utilize accounting principles and policies in conformity with those used to prepare the financial statements referred to in subsection 4.3(i).

1.3       OTHER DEFINITIONAL PROVISIONS.

               References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in subsection 1.1 may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference.

SECTION 2.  AMOUNTS AND TERMS OF COMMITMENTS AND LOANS

2.1  COMMITMENTS; MAKING OF LOANS; THE REGISTER; OPTIONAL NOTES.

     A. LOAN COMMITMENTS. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Company herein set forth, each Lender hereby severally agrees (a) to lend to Company on the Closing Date (other than Delayed-Draw Loans) and (b) to lend to Company on one additional Funding Date within 90 days after the Closing Date (in the case of Delayed-Draw Loans) an aggregate amount not exceeding its Pro Rata Share of the aggregate amount of the Loan Commitments to be used for the purposes identified in subsection 2.5A. The original amount of each Lender's Loan Commitment is set forth opposite its name on SCHEDULE 2.1 annexed hereto and the aggregate original amount of the Loan Commitments is $35,000,000; PROVIDED that the Loan Commitments of Lenders shall be adjusted to give effect to any assignments of the Loan Commitments pursuant to subsection 9.1B. The Loan Commitments shall terminate concurrently with the borrowing thereunder on the Closing Date. Amounts borrowed under this subsection 2.1A and subsequently repaid or prepaid may not be reborrowed.

     B. BORROWING MECHANICS. With respect to the Loans to be made on any Funding Date, Company shall deliver to Agent a Notice of Borrowing no later than 1:00 P.M. (New York time) at least three Business Days in advance of the Funding Date (in the case of a Eurodollar Rate Loan) or at least one Business Day in advance of the Funding Date (in the case of a Base Rate Loan) and shall specify
(i) the proposed Funding Date, (ii) the amount of Loans requested, (iii) whether such Loans shall be Eurodollar Rate Loans or Base Rate Loans, and (iv) in the case the Loans are requested to be made as Eurodollar Rate Loans, the initial Interest Period requested therefor. The Loans may be continued as or converted into Base Rate Loans and Eurodollar Rate Loans in the manner provided in subsection 2.2D. In lieu of delivering the above-described Notice of Borrowing, Company may give Agent telephonic notice by the required time of any proposed borrowing under this subsection 2.1B; PROVIDED that such notice shall be promptly confirmed in writing by delivery of a Notice of Borrowing to Agent on or before the Closing Date.

          Neither Agent nor any Lender shall incur any liability to Company in acting upon any telephonic notice referred to above that Agent believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of Company or for otherwise acting in good faith under this subsection 2.1B, and upon funding of Loans by Lenders in accordance with this Agreement pursuant to any such telephonic notice Company shall have effected Loans hereunder.

          Company shall notify Agent prior to the funding of the Loan in the event that any of the matters to which Company is required to certify in the applicable Notice of Borrowing is no longer true and correct as of the Funding Date, and the acceptance by Company of the proceeds of the Loan shall constitute a re-certification by Company, as of the

Funding Date, as to the matters to which Company is required to certify in the applicable Notice of Borrowing.

          Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Borrowing for a Eurodollar Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Company shall be bound to make a borrowing in accordance therewith.

     C. DISBURSEMENT OF FUNDS. The Loans under this Agreement shall be made by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender's obligation to make a Loan requested hereunder nor shall the Loan Commitment of any Lender be increased or decreased as a result of a default by any other Lender in that other Lender's obligation to make a Loan requested hereunder. Promptly after receipt by Agent of a Notice of Borrowing pursuant to subsection 2.1B (or telephonic notice in lieu thereof), Agent shall notify each Lender of the proposed borrowing. Each Lender shall make the amount of its Loan available to Agent not later than 1:00 P.M. (New York time) on the Funding Date, in same day funds in Dollars, at the Funding and Payment Office.

          Unless Agent shall have been notified by any Lender prior to the Funding Date for any Loans that such Lender does not intend to make available to Agent the amount of such Lender's Loan requested on the Funding Date, Agent may assume that such Lender has made such amount available to Agent on the Funding Date and Agent may, in its sole discretion, but shall not be obligated to, make available to Company a corresponding amount on the Funding Date. If such corresponding amount is not in fact made available to Agent by such Lender, Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from the Funding Date until the date such amount is paid to Agent, at the customary rate set by Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon Agent's demand therefor, Agent shall promptly notify Company and Company shall immediately pay such corresponding amount to Agent together with interest thereon, for each day from the Funding Date until the date such amount is paid to Agent, at the rate payable under this Agreement for Base Rate Loans. Nothing in this subsection 2.1C shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Company may have against any Lender as a result of any default by such Lender hereunder.

     D.   THE REGISTER.

          (i) Agent shall maintain, at its address referred to in subsection 9.7, a register for the recordation of the names and addresses of Lenders and the Commitments and Loans of each Lender from time to time (the "REGISTER"). The Register shall be available for inspection by Company or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (ii) Agent shall record in the Register the Loan Commitment and the Loan of each Lender. Any such recordation shall be conclusive and binding on Company and each Lender, absent manifest error; PROVIDED that failure to make any such recordation, or any error in such recordation, shall not affect Company's Obligations in respect of the applicable Loans.

          (iii) Each Lender shall record on its internal records (including, without limitation, any Note held by such Lender) the amount of the Loan made by it and each payment in respect thereof. Any such recordation shall be conclusive and binding on Company, absent manifest error; PROVIDED that failure to make any such recordation, or any error in such recordation, shall not affect Company's Obligations in respect of the Loans; and PROVIDED, FURTHER that in the event of any inconsistency between the Register and any Lender's records, the recordations in the Register shall govern.

          (iv) Company, Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any such Commitment or Loan shall be effective, in each case unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been accepted by Agent and recorded in the Register as provided in subsection 9.1B(ii). Prior to such recordation, all amounts owed with respect to the applicable Commitment or Loan shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans.

          (v) Company hereby designates Bankers to serve as Company's agent solely for purposes of maintaining the Register as provided in this subsection 2.1D, and Company hereby agrees that, to the extent Bankers serves in such capacity, Bankers and its officers, directors, employees, agents and affiliates shall constitute Indemnitees for all purposes under subsection 9.3.

     E. NOTES. Company shall execute and deliver to each Lender on the Closing Date a promissory note to evidence such Lender's Loan, substantially in the form of EXHIBIT III, annexed hereto, respectively, with appropriate insertions.

2.2  INTEREST ON THE LOANS.

     A. RATE OF INTEREST. Subject to the provisions of subsections 2.6 and 2.7, the Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Base Rate or the Adjusted Eurodollar Rate, as the case may be. The applicable basis for determining the rate of interest with respect to any Loan shall be selected by Company initially at the time a Notice of

Borrowing is given with respect to such Loan pursuant to subsection 2.1B. The basis for determining the interest rate with respect to any Loan may be changed from time to time pursuant to subsection 2.2D. If on any day a Loan is outstanding with respect to which notice has not been delivered to Agent in accordance with the terms of this Agreement specifying the applicable basis for determining the rate of interest, then for that day that Loan shall bear interest determined by reference to the Base Rate.

          Subject to the provisions of subsections 2.2E and 2.7, the Loans shall bear interest through maturity as follows:

          (i) if a Base Rate Loan, then at the sum of the Base Rate PLUS the Applicable Base Rate Margin; or

          (ii) if a Eurodollar Rate Loan, then at the sum of the Adjusted Eurodollar Rate PLUS the Applicable Eurodollar Rate Margin.

          Upon delivery of the Level Determination Certificate by Company to Agent pursuant to subsection 5.1(xi), the Applicable Base Rate Margin and Applicable Eurodollar Rate Margin shall automatically be adjusted in accordance with the Level in effect as determined by such Level Determination Certificate, such adjustment to become effective on the next succeeding Business Day following receipt by Agent of such Level Determination Certificate; PROVIDED that on the Closing Date, the Applicable Base Rate Margin and Applicable Eurodollar Rate Margin shall be determined in accordance with the Level in effect as determined by the Level Determination Certificate delivered by Company to Agent pursuant to subsection 3.1M.

     B. INTEREST PERIODS. In connection with each Eurodollar Rate Loan, Company may, pursuant to the applicable Notice of Borrowing or Notice of Conversion/Continuation, as the case may be, select an interest period (each an "INTEREST PERIOD") to be applicable to such Loan, which Interest Period shall be, at Company's option, either a one, two, or three month period; PROVIDED that:

          (i) the initial Interest Period for the Eurodollar Rate Loan shall commence on the Funding Date in respect of such Loan, in the case of a Loan initially made as a Eurodollar Rate Loan, or on the date specified in the applicable Notice of Conversion/Continuation, in the case of a Loan converted to a Eurodollar Rate Loan;

          (ii) in the case of immediately successive Interest Periods applicable to a Eurodollar Rate Loan continued as such pursuant to a Notice of Conversion/Continuation, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

          (iii) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day;

     PROVIDED that, if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

          (iv) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (v) of this subsection 2.2B, end on the last Business Day of a calendar month;

          (v) there shall be no more than 3 Interest Periods outstanding at any time; and

          (vi) in the event Company fails to specify an Interest Period for any Eurodollar Rate Loan in the applicable Notice of Borrowing or Notice of Conversion/Continuation, Company shall be deemed to have selected an Interest Period of one month.

     C. INTEREST PAYMENTS. Subject to the provisions of subsection 2.2E, interest on each Loan shall be payable in arrears on and to each Interest Payment Date applicable to that Loan, upon any prepayment of that Loan (to the extent accrued on the amount being prepaid) and at maturity (including final maturity); PROVIDED, HOWEVER, that in the event that any Loans that are Base Rate Loans are prepaid pursuant to subsection 2.4B, interest on such Loans through the date of such prepayment shall be payable on the next succeeding Interest Payment Date applicable to Base Rate Loans (or, if earlier, upon the final termination for any reason of the Commitments).

     D. CONVERSION OR CONTINUATION. Subject to the provisions of subsection 2.6, Company shall have the option (i) to convert at any time all or any part of its outstanding Loans equal to $500,000 and integral multiples of $100,000 in excess of that amount from Loans bearing interest at a rate determined by reference to one basis to Loans bearing interest at a rate determined by reference to an alternative basis or (ii) upon the expiration of any Interest Period applicable to a Eurodollar Rate Loan, to continue all or any portion of such Loan equal to $500,000 and integral multiples of $100,000 in excess of that amount as a Eurodollar Rate Loan; PROVIDED, HOWEVER, that a Eurodollar Rate Loan may only be converted into a Base Rate Loan on the expiration date of an Interest Period applicable thereto.

          Company shall deliver a Notice of Conversion/Continuation to Agent no later than 1:00 P.M. (New York time) at least one Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a Eurodollar Rate
Loan). A Notice of Conversion/Continuation shall specify (i) the proposed conversion/continuation date (which shall be a Business Day), (ii) the amount and type of the Loan to be converted/continued, (iii) the nature of the proposed conversion/continuation, (iv) in the case of a conversion to, or a continuation of, a Eurodollar Rate

Loan, the requested Interest Period, and (v) in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan, that no Potential Event of Default or Event of Default has occurred and is continuing. In lieu of delivering the above-described Notice of Conversion/Continuation, Company may give Agent telephonic notice by the required time of any proposed conversion/continuation under this subsection 2.2D; PROVIDED that such notice shall be promptly confirmed in writing by delivery of a Notice of Conversion/Continuation to Agent on or before the proposed conversion/continuation date.

          Neither Agent nor any Lender shall incur any liability to Company in acting upon any telephonic notice referred to above that Agent believes in good faith to have been given by a duly authorized officer or other person authorized to act on behalf of Company or for otherwise acting in good faith under this subsection 2.2D, and upon conversion or continuation of the applicable basis for determining the interest rate with respect to any Loans in accordance with this Agreement pursuant to any such telephonic notice Company shall have effected a conversion or continuation, as the case may be, hereunder.

          Except as otherwise provided in subsections 2.6B, 2.6C and 2.6G, a Notice of Conversion/Continuation for conversion to, or continuation of, a Eurodollar Rate Loan (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Company shall be bound to effect a conversion or continuation in accordance therewith.

     E. DEFAULT RATE. Upon the occurrence and during the continuation of any Event of Default, the outstanding principal amount of all Loans and, to the extent permitted by applicable law, any interest payments thereon not paid when due and any fees and other amounts then due and payable hereunder, shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable upon demand at a rate that is 2% per annum in excess of the interest rate otherwise payable under this Agreement with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans); PROVIDED that, in the case of Eurodollar Rate Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective such Eurodollar Rate Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate which is 2% per annum in excess of the interest rate otherwise payable under this Agreement for Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this subsection 2.2E is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Agent or any Lender.

     F. COMPUTATION OF INTEREST. Interest on the Loans shall be computed on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a Eurodollar Rate Loan, the date of conversion of such Eurodollar Rate Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a Eurodollar Rate Loan, the date of conversion of such Base Rate Loan to such Eurodollar Rate Loan, as the case may be, shall be excluded; PROVIDED that if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan.

2.3  FEES.

     A. STRUCTURING FEE. On the Closing Date, Company shall pay BT Securities Corporation, a non-refundable structuring fee in the aggregate amount specified in the letter agreement between BT Securities Corporation and Company.

     B. LENDERS' FEE. Company shall pay Agent a non-refundable lender's fee for distribution to Lenders as shall be agreed between Agent and each Lender, in the amount specified in the letter agreement between Agent and Company.

2.4  SCHEDULED PAYMENTS, PREPAYMENTS AND REDUCTIONS.

     A. SCHEDULED PAYMENT AND REDUCTION OF THE LOANS. Company shall repay the Loans in full on the sixth month anniversary of the Closing Date.

     B.   UNSCHEDULED PREPAYMENTS.

          (i) VOLUNTARY PREPAYMENTS. Company may, upon not less than one Business Day prior written or telephonic notice in the case of Base Rate Loans, or three Business Days' prior written or telephonic notice in the case of Eurodollar Rate Loans, given to Agent and, if given by telephone, promptly confirmed in writing to Agent (which original written or telephonic notice Agent will promptly transmit by telefacsimile or telephone to each Lender), at any time and from time to time prepay any Loans on any Business Day in whole or in part in an aggregate minimum amount of (A) $500,000 and integral multiples of $100,000 in excess of that amount (or such lesser amount representing payment in full) or (B) the amount of a prepayment made by a Pledging Shareholder pursuant to the Existing Pledged Notes; PROVIDED, HOWEVER, that a Eurodollar Rate Loan may only be prepaid on the expiration of the Interest Period applicable thereto.
 Notice of prepayment having been given as aforesaid, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein.

          (ii)  MANDATORY PREPAYMENTS AND MANDATORY REDUCTIONS OF LOANS.

               (a) PREPAYMENTS AND REDUCTIONS FROM ASSET SALES. No later than the second Business Day following the date of receipt by Company or any of its Subsidiaries of Cash Proceeds of any Asset Sale, except from the sale of Development Properties, Company shall use all Net Cash Proceeds from such Asset Sale to prepay the Loans to the full extent thereof. The sale of Development Properties shall not result in a mandatory prepayment pursuant to this subsection 2.4B(ii)(a). Concurrently with any prepayment of the Loans pursuant to this subsection 2.4B(ii)(a), Company shall deliver to Agent an Officers' Certificate demonstrating the derivation of the Net Cash Proceeds of the correlative Asset Sale from the gross sales price thereof. In the event that Company shall, at any time after receipt of Cash Proceeds of any Asset Sale requiring a prepayment or a reduction of the Loans pursuant to this subsection 2.4B(ii)(a), determine that the prepayments of the Loans previously made in respect of such Asset Sale were in an aggregate amount less than that required by the terms of this subsection 2.4B(ii)(a), Company shall promptly make an additional prepayment of the Loans in the manner described above in an amount equal to the amount of any such deficit, and Company shall concurrently therewith deliver to Agent an Officers' Certificate demonstrating the derivation of the additional Net Cash Proceeds resulting in such deficit. Any mandatory prepayments or reductions of the Loans pursuant to this subsection 2.4B(ii)(a) shall be applied as specified in subsection 2.4C(iii).

               (b) PREPAYMENTS AND REDUCTIONS DUE TO IPO. On the date of receipt by Company, of the proceeds of the IPO, Company shall prepay the Loans in full.

     C.   GENERAL PROVISIONS REGARDING PAYMENTS.

          (i) MANNER AND TIME OF PAYMENT. All payments by Company of principal, interest, fees and other Obligations hereunder and under the Notes shall be made in Dollars in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to Agent not later than 1:00 P.M. (New York time) on the date due at the Funding and Payment Office for the account of Lenders; funds received by Agent after that time on such due date shall be deemed to have been paid by Company on the next succeeding Business Day.

          (ii) APPLICATION OF PAYMENTS TO PRINCIPAL AND INTEREST. All payments in respect of the principal amount of any Loan shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payments shall be applied to the payment of interest before application to principal.

          (iii) APPLICATION OF PREPAYMENTS TO BASE RATE LOANS AND EURODOLLAR RATE LOANS. Any prepayment shall be applied first to Base Rate Loans made for the purpose specified, if any, to the full extent thereof before application to Eurodollar Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by Company pursuant to subsection 2.6D.

          (iv) APPORTIONMENT OF PAYMENTS. Aggregate principal and interest payments in respect of the Loans shall be apportioned among all outstanding Loans to which such payments relate, in each case proportionately to Lenders' respective Pro Rata Shares. Agent shall promptly distribute to each Lender, at its primary address set forth below its name on the appropriate signature page hereof or at such other address as such Lender may request, its Pro Rata Share of all such payments received by Agent. Notwithstanding the foregoing provisions of this subsection 2.4C(iii), if, pursuant to the provisions of subsection 2.6C, any Notice of Conversion/Continuation is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any Eurodollar Rate Loans, Agent shall give effect thereto in apportioning payments received thereafter.

          (v) PAYMENTS ON BUSINESS DAYS. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder, as the case may be.

          (vi) NOTATION OF PAYMENT. Each Lender agrees that before disposing of any Note held by it, or any part thereof (other than by granting participations therein), that Lender will make a notation thereon of the Loan evidenced by that Note and all principal payments previously made thereon and of the date to which interest thereon has been paid; PROVIDED that the failure to make (or any error in the making of) a notation of the Loan made under such Note shall not limit or otherwise affect the obligations of Company hereunder or under such Note with respect to the Loan or any payments of principal or interest on such Note.

2.5  USE OF PROCEEDS.

     A. LOANS. The proceeds of the Loans shall be applied by Company (x) in an amount not to exceed $23,025,000 to pay the purchase price of the Doppelt Acquisition, (y) in an amount not to exceed $6,975,000 to repay in full all indebtedness under the Existing Credit Agreement and (z) the balance for Permitted Acquisitions.

     B. MARGIN REGULATIONS. No portion of the proceeds of any borrowing under this Agreement shall be used by Company or any of its Subsidiaries in any manner that might cause the borrowing or the application of such proceeds to violate Regulation G, Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board or to violate the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

2.6  SPECIAL PROVISIONS GOVERNING EURODOLLAR RATE LOANS.

          Notwithstanding any other provision of this Agreement to the contrary, the following provisions shall govern with respect to Eurodollar Rate Loans as to the matters covered:

     A. DETERMINATION OF APPLICABLE INTEREST RATE. As soon as practicable after 10:00 A.M. (New York time) on each Interest Rate Determination Date, Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Company and each Lender.

     B. INABILITY TO DETERMINE APPLICABLE INTEREST RATE. In the event that Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any Eurodollar Rate Loans, that by reason of circumstances affecting the interbank Eurodollar market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Adjusted Eurodollar Rate, Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to Company and each Lender of such determination, whereupon (i) no Loans may be made as, or converted to, Eurodollar Rate Loans until such time as Agent notifies Company and Lenders that the circumstances giving rise to such notice no longer exist and (ii) any Notice of Borrowing or Notice of Conversion/Continuation given by Company with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by Company.

     C. ILLEGALITY OR IMPRACTICABILITY OF EURODOLLAR RATE LOANS. In the event that on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with Company and Agent) that the making, maintaining or continuation of its Eurodollar Rate Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful) or (ii) has become impracticable, or would cause such Lender material hardship, as a result of contingencies occurring after the date of this Agreement which materially and adversely affect the interbank Eurodollar market or the position of such Lender in that market, then, and in any such event, such Lender shall be an "AFFECTED LENDER" and it shall on that day give notice (by telefacsimile or by telephone confirmed in writing) to Company and Agent of such determination (which notice Agent shall promptly transmit to each other Lender). Thereafter (a) the obligation of the Affected Lender to make Loans as, or to convert Loans to, Eurodollar Rate Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (b) to the extent such determination by the Affected Lender relates to a Eurodollar Rate Loan then being requested by Company pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, the Affected Lender shall make such Loan as (or convert such Loan to, as the case may be) a Base Rate Loan, (c) the Affected Lender's obligation to maintain its outstanding Eurodollar Rate Loans (the "AFFECTED LOANS") shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (d) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Eurodollar Rate Loan then being requested by Company pursuant to a Notice of Borrowing or a Notice of Conversion/Continuation, Company shall have the option, subject to the provisions of subsection 2.6D, to rescind such Notice of Borrowing or Notice of Conversion/Continuation as to all Lenders by giving notice (by telefacsimile or by telephone confirmed in writing) to Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this subsection 2.6C shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, Eurodollar Rate Loans in accordance with the terms of this Agreement.

     D. COMPENSATION FOR BREAKAGE OR NON-COMMENCEMENT OF INTEREST PERIODS. Company shall compensate each Lender, upon written request by that Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including, without limitation, any interest paid by that Lender to lenders of funds borrowed by it to make or carry its Eurodollar Rate Loans and any loss, expense or liability sustained by that Lender in connection with the liquidation or re-employment of such funds) which that Lender may sustain: (i) if for any reason (other than a default by that Lender) a borrowing of any Eurodollar Rate Loan does not occur on a date specified therefor in a Notice of Borrowing or a telephonic request for borrowing, or a conversion to or continuation of any Eurodollar Rate Loan does not occur on a date specified therefor in a Notice of Conversion/Continuation or a telephonic request for conversion or continuation (unless such borrowing or conversion does not occur by reason of the inability to determine the applicable interest rate as provided in subsection 2.6B and the illegality or impracticability to make Eurodollar Rate Loans as provided in subsection 2.6C),
(ii) if any prepayment or other principal payment or any conversion of any of its Eurodollar Rate Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan, (iii) if any prepayment of any of its Eurodollar Rate Loans is not made on any date specified in a notice of prepayment given by Company, or (iv) as a consequence of any other default by Company in the repayment of its Eurodollar Rate Loans when required by the terms of this Agreement.

     E. BOOKING OF EURODOLLAR RATE LOANS. Any Lender may make, carry or transfer Eurodollar Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of that Lender.

     F. ASSUMPTIONS CONCERNING FUNDING OF EURODOLLAR RATE LOANS. Calculation of all amounts payable to a Lender under this subsection 2.6 and under subsection 2.7A shall be made as though that Lender had actually funded each of its relevant Eurodollar Rate Loans through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to clause (i) of the definition of Adjusted Eurodollar Rate in an amount equal to the amount of such Eurodollar Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of that Lender to a domestic office of that Lender in the United States of America; PROVIDED, HOWEVER, that each Lender may fund each of its Eurodollar Rate Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this subsection 2.6 and under subsection 2.7A.

     G. EURODOLLAR RATE LOANS AFTER DEFAULT. After the occurrence of and during the continuation of a Potential Event of Default or an Event of Default,
(i) Company may not elect to have a Loan be made or maintained as, or converted to, a Eurodollar Rate Loan after the expiration of any Interest Period then in effect for that Loan and (ii) subject to the provisions of subsection 2.6D, any Notice of Borrowing or Notice of Conversion/Continuation given by Company with respect to a requested borrowing or conversion/continuation that has not yet occurred shall be deemed to be rescinded by Company.

2.7  INCREASED COSTS; TAXES; CAPITAL ADEQUACY.

     A. COMPENSATION FOR INCREASED COSTS AND TAXES. Subject to the provisions of subsection 2.7B, in the event that any Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law):

          (i) subjects such Lender (or its applicable lending office) to any additional Tax (other than any Tax on the overall net income of such Lender) with respect to this Agreement or any of its obligations hereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amount payable hereunder;

          (ii) imposes, modifies or holds applicable any reserve (including without limitation any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to Eurodollar Rate Loans that are reflected in the definition of Adjusted Eurodollar Rate); or

          (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the interbank Eurodollar market;

and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, Company shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder.
Such Lender shall deliver to Company (with a copy to Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this subsection 2.7A, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

     B.   WITHHOLDING OF TAXES.

          (i) PAYMENTS TO BE FREE AND CLEAR. All sums payable by Company under this Agreement and the other Loan Documents shall be paid free and clear of and (except to the extent required by law) without any deduction or withholding on account of any Tax (other than a Tax on the overall net income of any Lender) imposed, levied, collected, withheld or assessed by or within the United States of America or any political subdivision in or of the United States of America or any other jurisdiction from or to which a payment is made by or on behalf of Company or by any federation or organization of which the United States of America or any such jurisdiction is a member at the time of payment.

          (ii) GROSSING-UP OF PAYMENTS. If Company or any other Person is required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by Company to Agent or any Lender under any of the Loan Documents:

               (a) Company shall notify Agent of any such requirement or any change in any such requirement as soon as Company becomes aware of it;

               (b) Company shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on Company) for its own account or (if that liability is imposed on Agent or such Lender, as the case may be) on behalf of and in the name of Agent or such Lender;

               (c) the sum payable by Company in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, Agent or such Lender, as the case may be, receives on the due date a net sum equal to what it would have received had no such deduction, withholding or payment been required or made (but net of any tax credit realized by Agent or such Lender); and

               (d) within 30 days after paying any sum from which it is required by law to make any deduction or withholding, and within 30 days after the due date of payment of any Tax which it is required by clause (b) above to pay, Company shall deliver to Agent evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority;

     PROVIDED that no such additional amount shall be required to be paid to any Lender under clause (c) above except to the extent that any change after the date hereof (in the case of each Lender listed on the signature pages hereof) or after the date of the Assignment Agreement pursuant to which such Lender became a Lender (in the case of each other Lender) in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in an increase in the rate of such deduction, withholding or payment from that in effect at the date of this Agreement or at the date of such Assignment Agreement, as the case may be, in respect of payments to such Lender.

          (iii)  EVIDENCE OF EXEMPTION FROM U.S. WITHHOLDING TAX.

                 (a) Each Lender that is organized under the laws of any jurisdiction other than the United States or any state or other political subdivision thereof (for purposes of this subsection 2.7B(iii), a "NON-US LENDER") shall deliver to Agent for transmission to Company, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof) or on the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of Company or Agent (each in the reasonable exercise of its discretion), (1) two original copies of Internal Revenue Service Form 1001 or 4224 (or any successor forms), properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Loan Documents or (2) if such Lender is not a "bank" or other Person described in Section 881(c)(3) of the Internal Revenue Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (1) above, a Certificate re Non-Bank Status together with two original copies of Internal Revenue Service Form W-8 (or any successor form), properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required under the Internal Revenue Code or the regulations issued thereunder to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of interest payable under any of the Loan Documents.

               (b) Each Lender required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to subsection 2.7B(iii)(a) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, such Lender shall (1) deliver to Agent for transmission to Company two new original copies of Internal Revenue Service Form 1001 or 4224, or a Certificate re Non-Bank Status and two original copies of Internal Revenue Service Form W-8, as the case may be, properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required in order to confirm or establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to payments to such Lender under the Loan Documents or (2) immediately notify Agent and Company of its inability to deliver any such forms, certificates or other evidence.

               (c) Company shall not be required to pay any additional amount to any Non-US Lender under clause (c) of subsection 2.7B(ii) if such Lender shall have failed to satisfy the requirements of subsection 2.7B(iii)(a); PROVIDED that if such Lender shall have satisfied such requirements on the Closing Date (in the case of each Lender listed on the signature pages hereof) or on the date of the Assignment Agreement pursuant to which it became a Lender (in the case of each other Lender), nothing in this subsection 2.7B(iii)(c) shall relieve Company of its obligation to pay any additional amounts pursuant to clause (c) of subsection 2.7B(ii) in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described in subsection 2.7B(iii)(a).

     C. CAPITAL ADEQUACY ADJUSTMENT. If any Lender shall have determined that the adoption, effectiveness, phase-in or applicability after the date hereof of any law, rule or regulation (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender's Loans or Commitments or participations therein or other obligations hereunder with respect to the Loans to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five Business Days after receipt by Company from such Lender of the statement referred to in the next sentence, Company shall pay to such Lender such additional amount or amounts as will compensate such Lender or such controlling corporation on an after-tax basis for such reduction. Such Lender shall deliver to Company (with a copy to Agent) a written statement, setting forth in reasonable detail the basis of the calculation of such additional amounts, which statement shall be conclusive and binding upon all parties hereto absent manifest error.

2.8  OBLIGATION OF LENDERS TO MITIGATE.

          Each Lender agrees that, as promptly as practicable after the officer of such Lender responsible for administering the Loans of such Lender, as the case may be, becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender under subsection 2.6C or that would entitle such Lender to receive payments under subsection 2.7, it will, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, use reasonable efforts (i) to make, issue, fund or maintain the Commitments of such Lender or the affected Loans of such Lender through another lending office of such Lender or Affiliate, or (ii) take such other measures as such Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender pursuant to subsection 2.7 would be materially reduced and if, as determined by such Lender in its sole discretion, the making, issuing, funding or maintaining of such Commitments or Loans through such other lending office or in accordance with such other measures, as the case may be, would not otherwise materially adversely affect such Commitments or Loans or the interests of such Lender; PROVIDED that such Lender will not be obligated to utilize such other lending office pursuant to this subsection 2.8 unless Company agrees to pay all incremental expenses incurred by such Lender as a result of utilizing such other lending office as described in clause (i) above. A certificate as to the amount of any such expenses payable by Company pursuant to this subsection 2.8 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender to Company (with a copy to Agent) shall be conclusive absent manifest error.

2.9  SECURITY FOR THE LOANS.

          A. PLEDGE AGREEMENTS. As security for the payment and performance of the Obligations, on or prior to the Closing Date, (i) Company shall execute and deliver to Agent a Pledge Agreement substantially in the form of EXHIBIT IX hereto pursuant to which Company shall grant Agent a first priority perfected security interest in, and lien upon, the capital stock of each of its Significant Subsidiaries, the Indebtedness of Pledging Shareholders under the Existing Pledged Notes, all interests of Company under the Investor Pledge Agreements, and the intercompany Indebtedness of each of Company's Subsidiaries owing to Company, and (ii) each of Company's Significant Subsidiaries that, individually or together with Company or any other Significant Subsidiary of Company, holds ownership interests in one or more Significant Subsidiaries (other than the partnership interests in the Texas Partnerships) shall execute and deliver to Agent a Pledge Agreement substantially in the form of EXHIBIT X hereto pursuant to which such Significant Subsidiaries shall grant Agent a first priority perfected security interest in, and lien upon, the capital stock of each Significant Subsidiary owned by such Significant Subsidiary.

     B. GUARANTIES. Each of Company's Significant Subsidiaries shall execute and deliver to Company the Guaranties, substantially in the form of EXHIBIT XI, pursuant to which each Significant Subsidiary of Company shall guaranty all of the Obligations of Company.

     C. FURTHER ASSURANCES. Company hereby agrees to execute and deliver, and to cause to be executed and delivered, to Agent, at Company's sole cost and expense, such replacement guaranties, financing or continuation statements, third party consents and such other amendments, agreements, documents, assignments, statements or instruments as Agent may from time to time reasonably request to evidence, perfect or otherwise implement the security for performance and repayment of the Obligations and the obligations of Company's Significant Subsidiaries under the Guaranties. All of the foregoing shall be reasonably satisfactory in form and substance to Agent.

SECTION 3.  CONDITIONS TO LOANS

          The obligations of Lenders to make Loans hereunder are subject to the satisfaction of the following conditions.

3.1  CONDITIONS TO LOANS.

          The obligations of Lenders to make any Loans to be made on the Closing Date are subject to prior or concurrent satisfaction of the following conditions:

     A. COMPANY DOCUMENTS. On or before the Closing Date, Company shall deliver or cause to be delivered to Lenders (or to Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel) the following, each, unless otherwise noted, dated the Closing
Date:

          (i) Certified copies of its Certificate of Incorporation, together with a good standing certificate from the Secretary of State of the State of Texas and each other state in which it is qualified as a foreign corporation to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such states, each dated a recent date prior to the Closing Date;

          (ii) Copies of its Bylaws, certified as of the Closing Date by its corporate secretary or an assistant secretary;

          (iii) Resolutions of its Board of Directors approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents, certified as of the Closing Date by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment;

          (iv) Signature and incumbency certificates of its officers executing this Agreement and the other Loan Documents;

          (v) Executed originals of this Agreement, the Notes (duly executed in accordance with subsection 2.1E, drawn to the order of each Lender and with appropriate insertions) and the other Loan Documents; and

          (vi)  Such other documents as Agent may reasonably request.

     B. COMPANY'S SIGNIFICANT SUBSIDIARIES DOCUMENTS. On or before the Closing Date, Company shall deliver or cause to be delivered to Lenders (or to Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel) the following with respect to each of Company's Significant Subsidiaries, each, unless otherwise noted, dated the Closing Date:

          (i) Certified copies of its charter, together with a good standing certificate from its jurisdiction of incorporation and of its principal place of business, dated a recent date prior to the Closing Date;

          (ii) Copies of its Bylaws, certified as of the Closing Date by its corporate secretary or an assistant secretary;

          (iii) Resolutions of its Board of Directors approving and authorizing the execution, delivery and performance of the Guaranty and the Collateral Documents, if any, to which it is a party, certified as of the Closing Date by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment; and

          (iv) Signature and incumbency certificates of its officers executing the Guaranty and the Collateral Documents, if any, to which it is a party.

     C. COMPANY SHAREHOLDERS AGREEMENT. Company Shareholders Agreement shall be in full force and effect and shall not have been amended or modified without the consent of Agent and Requisite Lenders.

     D. DOPPELT ACQUISITION. The Doppelt Acquisition shall be consummated in accordance with the terms of the Doppelt Acquisition Agreement for an initial aggregate purchase price not exceeding $23,025,000.

     E. TERMINATION OF EXISTING CREDIT AGREEMENT. Concurrently with the making of the Loans, Company shall repay in full all indebtedness outstanding under the Existing Credit Agreement and the obligations of the lenders thereunder to make loans and issue letters of credit shall be terminated.

     F. OPINIONS OF COUNSEL FOR COMPANY AND COMPANY'S SUBSIDIARIES. Lenders and their respective counsel shall have received originally executed copies of one or more favorable written opinions of Vinson & Elkins L.L.P., counsel for Company and Company's Subsidiaries, in form and substance reasonably satisfactory to Agent and its counsel, dated as of the Closing Date and setting forth substantially the matters in the opinions designated in EXHIBIT V annexed hereto and as to such other matters as Agent acting on behalf of Lenders may reasonably request.

     G. OPINIONS OF AGENT'S COUNSEL. Lenders shall have received originally executed copies of one or more favorable written opinions of O'Melveny & Myers LLP, counsel to Agent, dated as of the Closing Date, substantially in the form of EXHIBIT VI annexed hereto and as to such other matters as Agent acting on behalf of Lenders may reasonably request.

     H. GUARANTIES. On or before the Closing Date, Company's Significant Subsidiaries shall each have executed and delivered to Agent a Guaranty, substantially in the form of EXHIBIT XII annexed hereto, each Guaranty covering such other matters requested by Agent.

     I. COLLATERAL DOCUMENTS. On or before the Closing Date, Agent shall have received the Pledge Agreements from Company and each of Company's Significant Subsidiaries as described in subsection 2.9A in substantially the forms of EXHIBITS IX AND X annexed hereto, respectively. Company shall have taken or caused to be taken such actions in such a manner so that Agent has a valid and perfected first priority security interest in the entire Collateral (subject to Liens consented to in writing by Agent and Requisite Lenders with respect to such Collateral and other Liens permitted by subsection 6.2) granted by the Collateral Documents. Such actions shall include, without limitation, the delivery pursuant to the applicable Collateral Documents of such certificates (which certificates shall be registered in the name of Agent or properly endorsed in blank for transfer or accompanied by irrevocable undated stock powers duly endorsed in blank, all in form and substance satisfactory to Agent) representing all of the shares of capital stock required to be pledged, the Existing Pledged Notes, the Investor Pledge Agreements, and such notes representing all of the intercompany Indebtedness required to be pledged pursuant to the Collateral Documents.

     J. FEES. Company shall have paid to Agent, for distribution (as appropriate) to Agent, BT Securities Corporation and Lenders, the fees payable on the Closing Date referred to in subsection 2.3.

     K. REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF AGREEMENTS. The representations and warranties in Section 4 hereof are true, correct and complete in all material respects on and as of the Closing Date to the same extent as though made on and as of that date and that Company shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before the Closing Date except as otherwise disclosed to and agreed to in writing by Agent and Requisite Lenders.

     L. NO DEFAULT. No Event of Default or Potential Event of Default shall have occurred or be caused by the making of the Loans.

     M. DELIVERY OF LEVEL DETERMINATION CERTIFICATE. On the Closing Date, Company shall deliver a Level Determination Certificate calculated utilizing the financial statements referred to in subsection 4.3(ii).

     N. COMPLETION OF PROCEEDINGS. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Agent, acting on behalf of Lenders, and its counsel shall be satisfactory in form and substance to Agent and such counsel, and Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Agent may reasonably request.

     O. NOTICE OF BORROWING. On or before Closing Date, Agent shall have received in accordance with the provisions of subsection 2.1B, an originally executed Notice of Borrowing, in each case signed by the chief executive officer, the chief financial officer or the treasurer of Company or by any executive officer of Company designated by any of the above-described officers on behalf of Company in a writing delivered to Agent.

     P. NO INJUNCTION OR RESTRAINING ORDER. No order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain any Lender from making the Loans to be made by it on Closing Date.

3.2  CONDITIONS TO ALL LOANS.

     The obligations of Lenders to make Loans on each Funding Date are subject to the following conditions precedent:

     A. Agent shall have received before that Funding Date, in accordance with the provisions of subsection 2.1B, an originally executed Notice of Borrowing, in each case signed by the chief executive officer, the chief financial officer or the treasurer of Company or by any executive officer of Company designated by any of the above described officers on behalf of Company in a writing delivered to Agent.

     B.   As of that Funding Date:

          (i) The representations and warranties contained herein and in the other Loan Documents shall be true, correct and complete in all material respects on and as of that Funding Date to the same extent as though made on and as of that date, except to the extent such representations and warranties shall have been true, correct and complete in all material respects on and as of such earlier date;

          (ii) No event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated by such Notice of Borrowing that would constitute an Event of Default or a Potential Event of Default;

          (iii) Company shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on that Funding Date;

          (iv) No order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain any Lender from making the Loans to be made by it on that Funding Date;

          (v) The making of the Loans requested on such Funding Date shall not violate any law including, without limitation, Regulation G, Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System; and

          (vi) There shall not be pending or, to the knowledge of Company, threatened, any action, suit, proceeding, governmental investigation or arbitration against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries that has not been disclosed by Company in writing pursuant to subsection 4.6 or 5.1(viii) prior to the making of the last preceding Loans (or, in the case of the initial Loans, prior to the execution of this Agreement), and there shall have occurred no development not so disclosed in any such action, suit, proceeding, governmental investigation or arbitration so disclosed, that, in either event, in the opinion of Agent or Requisite Lenders, would be expected to have a Material Adverse Effect; and no injunction or other restraining order to be issued shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by this Agreement or the making of the Loans.

SECTION 4.  COMPANY'S REPRESENTATIONS AND WARRANTIES

          In order to induce Lenders to enter into this Agreement and to induce other Lenders to purchase participations therein, Company represents and warrants to each Lender, on the date of this Agreement, and on the Closing Date, that the following statements are true, correct and complete:

4.1       ORGANIZATION, POWERS, QUALIFICATION, GOOD STANDING, BUSINESS AND
          SUBSIDIARIES.

          A. ORGANIZATION AND POWERS. Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. Company has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents and to carry out the transactions contemplated thereby.

          B. QUALIFICATION AND GOOD STANDING. Company is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had and will not have a Material Adverse Effect.

          C. CONDUCT OF BUSINESS. Company and its Subsidiaries are engaged only in the businesses permitted to be engaged in pursuant to subsection 6.12.

          D. SUBSIDIARIES. All of the Subsidiaries of Company are identified in SCHEDULE 4.1D annexed hereto, as such SCHEDULE 4.1D may be supplemented from time to time pursuant to the provisions of subsection 5.1(xiii). The capital stock or partnership interests or limited liability company interests of each of the Subsidiaries of Company identified in
SCHEDULE 4.1D annexed hereto (as so supplemented) is duly authorized, validly issued, fully paid and nonassessable, as applicable, and none of such capital stock constitutes Margin Stock. Each of the Subsidiaries of Company identified in SCHEDULE 4.1D annexed hereto (as so supplemented) is a corporation duly organized, or a general partnership or limited partnership or a limited liability company duly formed, and is validly existing and in good standing under the laws of its respective jurisdiction of incorporation or formation set forth therein, has all requisite corporate or partnership power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, in each case except where failure to be so qualified or in good standing or a lack of such corporate or partnership power and authority has not had and will not have a Material Adverse Effect. SCHEDULE 4.1D annexed hereto (as so supplemented) correctly sets forth the ownership interest of Company and each of its Subsidiaries in each of the Subsidiaries of Company identified therein.

          E. SIGNIFICANT SUBSIDIARIES. All of the Significant Subsidiaries of Company are identified in SCHEDULE 4.1E, annexed hereto, as such schedule may be supplemented from time to time pursuant to the provisions of subsection 5.1(xiv).

4.2       AUTHORIZATION OF BORROWING, ETC.

          A. AUTHORIZATION OF BORROWING. The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary corporate action on the part of Company.

          B. NO CONFLICT. The execution, delivery and performance by Company of the Loan Documents and the consummation of the transactions contemplated by the Loan Documents do not and will not (i) except as would not have a Material Adverse Effect, violate any provision of any law or any governmental rule or regulation applicable to Company or any of its Subsidiaries, the Certificate or Articles of Incorporation or Bylaws of Company or any of its Subsidiaries or any order, judgment or decree of any court or other agency of government binding on Company or any of its Subsidiaries, (ii) except as would not have a Material Adverse Effect, conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Company or any of its Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Company or any of its Subsidiaries (other than any Liens created under any of the Loan Documents in favor of Agent on behalf of Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Company or any of its Subsidiaries, except for such approvals or consents which will be obtained on or before the Closing Date and disclosed in writing to Lenders.

          C. GOVERNMENTAL CONSENTS. The execution, delivery and performance by Company of the Loan Documents and the consummation of the transactions contemplated by the Loan Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body except for customary UCC filings.

          D. BINDING OBLIGATION. Each of the Loan Documents has been duly executed and delivered by Company and is the legally valid and binding obligation of Company, enforceable against Company in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

          E. VALID ISSUANCE OF COMPANY COMMON STOCK. The Company Common Stock is duly and validly issued, fully paid and nonassessable. No stockholder of Company has or will have any preemptive rights to subscribe for any additional equity Securities of Company. The issuance and sale of such Company Common Stock, upon such issuance and sale, will either (a) have been registered or qualified under applicable federal and state securities laws or (b) be exempt therefrom.

4.3       FINANCIAL CONDITION.

          Company has heretofore delivered to Lenders, at Lenders' request, the following financial statements and information: (i) the unaudited consolidated balance sheet of

Company and its Subsidiaries as at December 31, 1996 prepared by a certified public accountant acceptable to Agent and the related consolidated statement of income, stockholders' equity and cash flows of Company and its Subsidiaries for the Fiscal Year then ended and (ii) the unaudited consolidated balance sheets of Company and its Subsidiaries as at March 31, 1997 and the related unaudited consolidated statements of income and stockholders' equity of Company and its Subsidiaries for the three months then ended. All such statements were prepared in conformity with GAAP and fairly present the financial position (on a consolidated and, where applicable, consolidating basis) of the entities described in such financial statements as at the respective dates thereof and the results of operations and annual cash flows (on a consolidated and, where applicable, consolidating basis) of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments and the absence of full footnotes. Quarterly statements will not reflect audit adjustments. As of the Closing Date, Company does not (and will not following the funding of the Loans) have any Contingent Obligation, contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the foregoing financial statements described in clauses (i) and
(ii) above or the notes thereto or in Company's periodic reports filed with the Securities and Exchange Commission and which in any such case is material in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects of Company or any of its Subsidiaries.

4.4       NO MATERIAL ADVERSE CHANGE; NO RESTRICTED JUNIOR PAYMENTS.

          Since December 31, 1996, no event or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect. Neither Company nor any of its Subsidiaries has directly or indirectly declared, ordered, paid or made, or set apart any sum or property for, any Restricted Junior Payment or agreed to do so except as permitted by subsection 6.5.

4.5       TITLE TO PROPERTIES; LIENS.

          Company and its Subsidiaries have (i) good, sufficient and legal title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), or (iii) good title to (in the case of all other personal property), all of their respective properties and assets reflected in the financial statements referred to in subsection 4.3 or in the most recent financial statements delivered pursuant to subsection 5.1, in each case except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under subsection
6.7. Except as permitted by this Agreement (including, without limitation, subsection 6.2), all such properties and assets are free and clear of Liens.

4.6       LITIGATION; ADVERSE FACTS.

          Except as set forth in SCHEDULE 4.6 annexed hereto, there are no actions, suits, proceedings, arbitrations or governmental investigations (whether or not purportedly on behalf of Company or any of its Subsidiaries) at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, pending or, to the knowledge of Company, threatened against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither Company nor any of its Subsidiaries is (i) in violation of any applicable laws that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect or (ii) subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

4.7       PAYMENT OF TAXES.

          Except to the extent permitted by subsection 5.3, all tax returns and reports of Company and its Subsidiaries required to be filed by any of them have been timely filed, and all taxes, assessments, fees and other governmental charges upon Company and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable, and Company knows of no proposed tax assessment against Company or any of its Subsidiaries, in each case which is not being actively contested by Company or such Subsidiary in good faith and by appropriate proceedings; PROVIDED that such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

4.8       PERFORMANCE OF AGREEMENTS; MATERIALLY ADVERSE AGREEMENTS.

          A. Neither Company nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, would not have a Material Adverse Effect.

          B. Neither Company nor any of its Subsidiaries is a party to or is otherwise subject to any agreements or instruments or any charter or other internal restrictions which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

4.9       GOVERNMENTAL REGULATION.

          Neither Company nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable.

4.10      SECURITIES ACTIVITIES.

          A. Neither Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

          B. Following application of the proceeds of each Loan, not more than 25% of the value of the assets (either of Company only or of Company and its Subsidiaries on a consolidated basis) subject to the provisions of subsection 6.2 or 6.7 or subject to any restriction contained in any agreement or instrument, between Company and any Lender or any Affiliate of any Lender, relating to Indebtedness and within the scope of subsection 7.2, will be Margin Stock.

4.11      EMPLOYEE BENEFIT PLANS.

          A. Company and each of its ERISA Affiliates are in compliance in all material respects with all applicable provisions and requirements of ERISA and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all their obligations in all material respects under each Employee Benefit Plan.

          B.   No ERISA Event has occurred or is reasonably expected to occur.

          C. Except to the extent required under Section 4980B of the Internal Revenue Code or state law conversion right or except as set forth in
SCHEDULE 4.11 annexed hereto, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employees of Company or any of its ERISA Affiliates.

          D. As of the most recent valuation date for any Pension Plan, the amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), does not exceed $1,000,000.

4.12      CERTAIN FEES.

          No broker's or finder's fee or commission will be payable with respect to this Agreement or any of the transactions contemplated hereby, and Company hereby indemnifies Lenders against, and agrees that it will hold Lenders harmless from, any claim, demand or liability for any such broker's or finder's fees alleged to have been incurred in connection herewith or therewith and any expenses (including reasonable fees, expenses and disbursements of counsel) arising in connection with any such claim, demand or liability.

4.13      ENVIRONMENTAL PROTECTION.

          Except as set forth in SCHEDULE 4.13 annexed hereto:

               (i) to the best knowledge of Company, the operations of Company and each of its Subsidiaries (including, without limitation, all operations and conditions at or in the Facilities) comply in all material respects with all Environmental Laws;

               (ii) none of the operations of Company or any of its Subsidiaries is subject to any judicial or administrative proceeding alleging the violation of or liability under any Environmental Laws which if adversely determined could reasonably be expected to have a Material Adverse Effect; and

               (iii) neither Company nor any of its Subsidiaries nor any of their respective Facilities or operations are subject to any outstanding written order or agreement with any governmental authority or private party relating to (a) prior administrative or judicial proceedings relating to the violation by Company or such Subsidiary of any Environmental Laws or (b) any Environmental Claims.

4.14      EMPLOYEE MATTERS.

          There is no strike or work stoppage in existence or threatened involving Company or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect.

4.15      SOLVENCY.

          Company and each of its Significant Subsidiaries is and, upon the incurrence of any Obligations by Company on any date on which this representation is made, will be, Solvent.

4.16      DISCLOSURE.

          No representation or warranty of Company or any of its Subsidiaries contained in any Loan Document or in any other document, certificate or written statement furnished to

Lenders by or on behalf of Company or any of its Subsidiaries for use in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact (known to Company, in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and PRO FORMA financial information contained in such materials are based upon good faith estimates and assumptions believed by Company to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There are no facts known (or which should upon the reasonable exercise of diligence be known) to Company (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to Lenders for use in connection with the transactions contemplated hereby.

4.17      SECURITY INTERESTS.

          The Liens granted to Agent on behalf of Lenders by the Pledging Shareholders, Company and Company's Subsidiaries pursuant to the Collateral Documents are perfected first priority Liens (except for Liens provided for in clauses (i) through (ix) of the definition of "Permitted Encumbrances") in the Collateral described therein including the proceeds and products thereof.

4.18      CALIBER PROGRAM.

          All leases entered into by Company and Company's Subsidiaries pursuant to the Caliber Program are Operating Leases.

SECTION 5. COMPANY'S AFFIRMATIVE COVENANTS

          Company covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations unless Requisite Lenders shall otherwise give prior written consent, Company shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 5.

5.1       FINANCIAL STATEMENTS AND OTHER REPORTS.

          Company will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices sufficient to permit preparation of financial statements in conformity with GAAP. Company will deliver to Agent and
Lenders:

          (i) MONTHLY FINANCIALS: as soon as available and in any event within 30 days after the end of each month ending after the Closing Date, the consolidated statement of income of Company and its Subsidiaries and the statement of income for each business division for such month and for the period from the beginning of the then current Fiscal Year to the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the financial plan for the current Fiscal Year, to the extent prepared on a monthly basis, all in reasonable detail and certified by the chief financial officer of Company that they fairly present the results of operations of Company and its Subsidiaries for the periods indicated, subject to changes resulting from audit and normal year-end adjustments;

          (ii) QUARTERLY FINANCIALS: as soon as available and in any event within 45 days after the end of each Fiscal Quarter, with respect to Company and its Subsidiaries (a) the consolidated balance sheets thereof as at the end of such Fiscal Quarter and the related consolidated statements of income and stockholders' equity thereof for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the financial plan for the current Fiscal Year, all in reasonable detail and certified by the chief financial officer of Company that they fairly present the financial condition of Company and its Subsidiaries, as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments, and (b) a narrative report describing the operations thereof in the form prepared for presentation to senior management for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter;

          (iii) YEAR-END FINANCIALS: as soon as available and in any event within 180 days after the end of each Fiscal Year, with respect to Company and its Subsidiaries, (a) the consolidated and consolidating balance sheets thereof as at the end of such Fiscal Year and the related consolidated and consolidating statements of income, stockholders' equity and cash flows thereof for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year, all in reasonable detail and certified by the chief financial officer of Company that they fairly present the financial condition of Company and its Subsidiaries and as at the dates indicated and the results of their operations and their cash flows for the periods indicated, (b) a narrative report describing the operations thereof in the form prepared for presentation to senior management for such Fiscal Year, and (c) in the case of such consolidated financial statements, a report thereon of [Ernst & Young LLP] or other independent certified public accountants of recognized national standing selected by Company which report shall be unqualified, shall express no doubts about the ability of Company and its Subsidiaries to continue as a going concern, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Company and its Subsidiaries, as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP (except as otherwise disclosed in such financial statements) and that the audit by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

          (iv) OFFICERS' AND COMPLIANCE CERTIFICATES: together with each delivery of financial statements of Company and its Subsidiaries pursuant to subdivisions (i), (ii) and (iii) above, (a) an Officers' Certificate of Company stating that the signers have reviewed the terms of this Agreement and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of Company and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as at the date of such Officers' Certificate, of any condition or event that constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action Company has taken, is taking and proposes to take with respect thereto; and (b) a Compliance Certificate demonstrating in reasonable detail compliance during and at the end of the applicable accounting periods with the restrictions contained in Section 6;

          (v) ACCOUNTANTS' CERTIFICATION: together with each delivery of consolidated financial statements of Company and its Subsidiaries pursuant to subdivision (iii) above, a written statement by the independent certified public accountants giving the report thereon (a) stating that their audit has included a review of the terms of this Agreement and the other Loan Documents as they relate to accounting matters, (b) stating whether, in connection with their audit, any condition or event that constitutes an Event of Default or Potential Event of Default has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof; PROVIDED that such accountants shall not be liable by reason of any failure to obtain knowledge of any such Event of Default or Potential Event of Default that would not be disclosed in the course of their audit, and (c) stating that based on their audit nothing has come to their attention that causes them to believe either or both that the information contained in the certificates delivered therewith pursuant to subdivision (iv) above is not correct or that the matters set forth in the Compliance Certificates delivered therewith pursuant to clause (b) of subdivision (iv) above for the applicable Fiscal Year are not stated in accordance with the terms of this Agreement;

          (vi) ACCOUNTANTS' REPORTS: promptly upon receipt thereof (unless restricted by applicable professional standards), copies of all reports submitted to Company by independent certified public accountants in connection with each annual, interim or special audit of the financial statements of Company and its Subsidiaries made by such accountants, including, without limitation, any comment letter submitted by such accountants to management in connection with their annual audit;

          (vii) EVENTS OF DEFAULT, ETC.: promptly upon any officer of Company obtaining knowledge (a) of any condition or event that constitutes an Event of Default or Potential Event of Default, or becoming aware that any Lender has given any notice (other than to Agent) or taken any other action with respect to a claimed Event of Default or Potential Event of Default, (b) that any Person has given any notice to Company or any of its Subsidiaries or taken any other action with respect to a claimed default or event or condition of the type referred to in subsection 7.2, (c) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, an Officers' Certificate specifying the nature and period of existence of such condition, event or change, or specifying the notice given or action taken by any such Person and the nature of such claimed Event of Default, Potential Event of Default, default, event or condition, and what action Company has taken, is taking and proposes to take with respect thereto;

          (viii) LITIGATION OR OTHER PROCEEDINGS: promptly upon any officer of Company obtaining knowledge of (X) the institution of, or non-frivolous threat of, any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration against or affecting Company or any of its Subsidiaries or any property of Company or any of its Subsidiaries (collectively, "PROCEEDINGS") not previously disclosed in writing by Company to Lenders or (Y) any material development in any Proceeding that, in any case:

               (1) if adversely determined, has a reasonable possibility of giving rise to a Material Adverse Effect; or

               (2) seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby;

     written notice thereof together with such other information as may be reasonably available to Company to enable Lenders and their counsel to evaluate such matters, and promptly after request by Agent such other information as may be reasonably requested by Agent to enable Agent and its counsel to evaluate any of such Proceedings;

          (ix) ERISA EVENTS: promptly upon becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what action Company or any of its ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto;

          (x) ERISA NOTICES: with reasonable promptness, copies of (a) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by Company or any of its ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan; (b) all notices received by Company or any of its ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (c) such other documents or governmental reports or filings relating to any Employee Benefit Plan as Agent shall reasonably request;

          (xi) LEVEL DETERMINATION CERTIFICATE: not later than concurrently with the delivery of the financial statements required under subsections 5.1(ii) and 5.1(iii), Company shall deliver a Level Determination Certificate relating to the Fiscal Quarter most recently ended;

          (xii) PERMITTED ACQUISITIONS: as soon as available (a) to the extent reasonably available, the consolidated balance sheets and the related consolidated statements of income, stockholders' equity and cash flows of any entity subject to a Permitted Acquisition and its Subsidiaries as at the end of the three prior fiscal years, (b) the PRO FORMA consolidated balance sheets and the related consolidated statements of income, stockholders' equity and cash flows of Company and its Subsidiaries for the Fiscal Year in which any Permitted Acquisition shall be made, after giving effect to such Permitted Acquisition, (c) a calculation of the Total Leverage Ratio giving effect to the Permitted Acquisition, and (d) the projected pro forma EBITDA after giving effect to the Permitted Acquisition (which shall be an annualized projected amount which once established for an acquired business shall not change in subsequent fiscal periods except as otherwise provided herein), each such projected amount to be deemed acceptable to Requisite Lenders in the absence of written objection thereto by Requisite Lenders on or before the tenth day following receipt of such projected amount and may be subsequently revised with the consent of Requisite Lenders from time to time;

          (xiii) SUBSIDIARIES: promptly upon any Person becoming a Subsidiary of Company, a written notice setting forth with respect to such Person (a) the date on which such Person became a Subsidiary of Company, respectively, and (b) all of the data required to be set forth in SCHEDULE 4.1D annexed hereto with respect to all Subsidiaries of Company (it being understood that such written notice shall be deemed to supplement SCHEDULE 4.1D annexed hereto for all purposes of this Agreement);

          (xiv) SIGNIFICANT SUBSIDIARIES: promptly upon any Person becoming a Significant Subsidiary of Company, a written notice setting forth with respect to such Person (a) the date on which such Person became a Significant Subsidiary of Company, respectively, and (b) all of the data required to be set forth in SCHEDULE 4.1E annexed hereto with respect to all Significant Subsidiaries of Company (it being understood that such written notice shall be deemed to supplement SCHEDULE 4.1E annexed hereto for all purposes of this Agreement);

          (xv) MONTHLY REPORT ON IPO: not later than concurrently with the delivery of the financial statements required under subsection 5.1(i), a written report with updates on the progress and status of the IPO in detail reasonably satisfactory to Agent and the Lenders;

          (xvi) 1996 FINANCIALS: as soon as possible, and no later than 30 days after the same becomes available, Company shall deliver to Agent, audited consolidated balance sheets of Company and its Subsidiaries as at December 31, 1996; and

          (xvii) OTHER INFORMATION: with reasonable promptness, such other information and data with respect to Company or any of its Subsidiaries as from time to time may be reasonably requested by any Lender.

5.2  CORPORATE EXISTENCE, ETC.

          Except as permitted under subsection 6.7, Company will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its corporate existence and all rights and franchises material to its business.

5.3  PAYMENT OF TAXES AND CLAIMS; TAX CONSOLIDATION.

          A. Company will, and will cause each of its Subsidiaries to, pay all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; PROVIDED that no such charge or claim need be paid if being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor.

          B. Company will not, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than Company or any of its Subsidiaries).

5.4  MAINTENANCE OF PROPERTIES; INSURANCE.

          Company will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used in the business of Company and its Subsidiaries (including, without limitation, Intellectual Property) and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof. Company will maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to its properties and business and the properties and businesses of its Subsidiaries against loss or damage of the kinds customarily carried or maintained under similar circumstances by corporations of established reputation engaged in similar businesses.

5.5  INSPECTION; LENDER MEETING.

          Company shall, and shall cause each of its Subsidiaries to, permit any authorized representatives designated by any Lender to visit and inspect any of the properties of Company or any of its Subsidiaries, including its and their financial and accounting records, and to make copies and take extracts therefrom, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants (provided that Company may, if it so chooses, be present at or participate in any such discussion), all upon reasonable notice and at such reasonable times during normal business hours and as often as may be reasonably requested. Without in any way limiting the foregoing, Company will, upon the request of Agent or Requisite Lenders, participate in a meeting of Agent and Lenders once during each Fiscal Year to be held at Company's corporate offices (or such other location as may be agreed to by Company and Agent) at such time as may be agreed to by Company and Agent.

5.6  COMPLIANCE WITH LAWS, ETC.

          Company shall, and shall cause each of its Subsidiaries to, comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, noncompliance with which could reasonably be expected to cause a Material Adverse Effect.

5.7  ENVIRONMENTAL DISCLOSURE AND INSPECTION.

          A. Company shall, and shall cause each of its Subsidiaries to, exercise all due diligence to comply and cause (i) all tenants under any leases or occupancy agreements affecting any portion of the Facilities and (ii) all other Persons on or occupying such property, to comply with all Environmental Laws.

          B. Company agrees that Agent may, from time to time and in its sole and absolute discretion, retain, at Company's expense, an independent professional consultant to review any report relating to Hazardous Materials prepared by or for Company in the context of an Environmental Claim against Company or Release or threatened Release of Hazardous Materials. Company and Agent hereby acknowledge and agree that any report of any investigation conducted at the request of Agent will be obtained and shall be used by Agent and Lenders for the purposes of Lenders' internal credit decisions, to monitor and police the Loans and to protect Lenders' security interests, if any, created by the Loan Documents. Agent agrees to deliver a copy of any such report to Company with the understanding that Company acknowledges and agrees that (i) it will indemnify and hold harmless Agent and each Lender from any costs, losses or liabilities relating to Company's use of or reliance on such report,

(ii) neither Agent nor any Lender makes any representation or warranty with respect to such report, and (iii) by delivering such report to Company, neither Agent nor any Lender is requiring or recommending the implementation of any suggestions or recommendations contained in such report.

          C. Company shall promptly advise Lenders in writing and in reasonable detail of (i) any remedial action taken by Company or any other Person in response to (x) any Hazardous Materials on, under or about any Facility, the existence of which has a reasonable possibility of resulting in an Environmental Claim having a Material Adverse Effect, or (y) any Environmental Claim that could have a Material Adverse Effect and (ii) any request for information from any governmental agency that suggests such agency is investigating whether Company or any of its Subsidiaries may be potentially responsible for a Release of Hazardous Materials.

          D. Company shall promptly notify Lenders of (i) any proposed acquisition of stock, assets, or property by Company or any of its Subsidiaries that could reasonably be expected to expose Company or any of its Subsidiaries to, or result in, Environmental Claims that could have a Material Adverse Effect or that could reasonably be expected to have a material adverse effect on any Governmental Authorization then held by Company or any of its Subsidiaries and (ii) any proposed action to be taken by Company or any of its Subsidiaries to commence manufacturing, industrial or other operations that could reasonably be expected to subject Company or any of its Subsidiaries to additional laws, rules or regulations, including, without limitation, laws, rules and regulations requiring additional environmental permits or licenses.

          E. Company shall, at its own expense, provide copies of such documents or information as Agent may reasonably request in relation to any matters disclosed pursuant to this subsection 5.7.

5.8  COMPANY'S REMEDIAL ACTION REGARDING HAZARDOUS MATERIALS.

          Company shall promptly take, and shall cause each of its Subsidiaries promptly to take, any and all necessary remedial action in connection with the presence, storage, use, disposal, transportation or Release of any Hazardous Materials on, under or about any Facility in order to comply with all applicable Environmental Laws and Governmental Authorizations except when, and only to the extent that, Company's or such Subsidiary's liability for such presence, storage, use, disposal, transportation or discharge of any Hazardous Materials is being contested in good faith by Company or such Subsidiary. In the event Company or any of its Subsidiaries undertakes any remedial action with respect to any Hazardous Materials on, under or about any Facility, Company or such Subsidiary shall conduct and complete such remedial action in compliance with all applicable Environmental Laws, and in accordance with the policies, orders and directives of all federal, state and local governmental authorities except when, and only to the extent that, Company's or such Subsidiary's liability for such presence, storage, use, disposal, transportation or discharge of any Hazardous
Materials is being contested in good faith by Company or such Subsidiary.

5.9  COLLATERAL DOCUMENTS; FURTHER ASSURANCES.

          Company from time to time shall or shall cause the Pledging Shareholders (other than Crow Family Partnership L.P. and J. McDonald Williams) and Company's Subsidiaries to execute, deliver and file all such notices, statements and other documents and take such other steps, including but not limited to the amendment of the Collateral Documents and any financing statements prepared thereunder, as may be reasonably necessary or advisable, or that Agent may reasonably request, to render fully valid and enforceable under all applicable laws, the rights, liens and priorities of Agent on behalf of Lenders with respect to all security from time to time furnished under this Agreement or the Collateral Documents or intended to be so furnished in each case in such form and at such times as shall be reasonably satisfactory to Agent.

5.10 NEW SUBSIDIARIES.

          Company will notify Lenders promptly if it or any of its wholly-owned Subsidiaries hereafter acquires or forms a new Significant Subsidiary and will pledge or cause to be pledged all of the capital stock, partnership interest, membership interests or other beneficial interests in each such Significant Subsidiary (if wholly-owned by Company, any wholly-owned Subsidiary of Company, or any combination thereof) pursuant to Company's Pledge Agreement or such Subsidiary's Pledge Agreement. Company will also cause each such Significant Subsidiary to guaranty the Obligations of Company hereunder, pursuant to documentation in form and substance satisfactory to Agent.

SECTION 6.  COMPANY'S NEGATIVE COVENANTS

          Company covenants and agrees that, so long as any of the Commitments hereunder shall remain in effect and until payment in full of all of the Loans and other Obligations, unless Requisite Lenders shall otherwise give prior written consent, Company shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 6.

6.1  INDEBTEDNESS.

          Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

          (i) Company may become and remain liable with respect to the Obligations;

          (ii) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations permitted by subsection 6.4 and, upon any matured obligations actually arising pursuant thereto, the Indebtedness corresponding to the Contingent Obligations so extinguished;

          (iii) Company may become and remain liable with respect to Indebtedness to any of its Subsidiaries, and any Subsidiary of Company may become and remain liable with respect to Indebtedness to Company or any other Subsidiary of Company; PROVIDED that the aggregate amount of such intercompany Indebtedness owed to Company by Subsidiaries which are not wholly-owned shall not at any time exceed $2,000,000; PROVIDED further that
     (a) all such intercompany Indebtedness shall be evidenced by promissory notes, (b) all such intercompany Indebtedness owed by Company to any of its Subsidiaries shall be subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of the applicable promissory notes or an intercompany subordination agreement, and (c) any payment by any Subsidiary of Company under any guaranty of the Obligations shall result in a PRO TANTO reduction of the amount of any intercompany Indebtedness owed by such Subsidiary to Company or to any of its Subsidiaries for whose benefit such payment is made;

          (iv) Company and its Subsidiaries, as applicable, may remain liable with respect to Indebtedness described in SCHEDULE 6.1 annexed hereto; and

          (v) Company and its Subsidiaries may become and remain liable with respect to any Indebtedness for Permitted Development Expenditures in an aggregate principal amount not to exceed $120,000,000 at any time outstanding.

     Notwithstanding any provision of this subsection 6.1 to the contrary (a) the total Indebtedness of Company and its Subsidiaries permitted under this subsection 6.1 shall not exceed the aggregate principal amount of $156,000,000 at any time outstanding, and (b) the total Indebtedness of Company and its Subsidiaries (other than Indebtedness for Permitted Development Expenditures permitted under clause (v) of this subsection 6.1) shall not exceed the aggregate principal amount of $36,000,000 at any time outstanding.

6.2  LIENS AND RELATED MATTERS.

          A. PROHIBITION ON LIENS. Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Company or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the Uniform Commercial Code of any State or under any similar recording or notice statute, except:

          (i)  Permitted Encumbrances; and

          (ii) Liens described in SCHEDULE 6.2 annexed hereto.

     B. EQUITABLE LIEN IN FAVOR OF LENDERS. If Company or any of its Subsidiaries shall create or assume any Lien upon any of its properties or assets, whether now owned or hereafter acquired, other than Liens excepted by the provisions of subsection 6.2A, it shall make or cause to be made effective provision whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness secured thereby as long as any such Indebtedness shall be so secured; PROVIDED that, notwithstanding the foregoing, this covenant shall not be construed as a consent by Requisite Lenders to the creation or assumption of any such Lien not permitted by the provisions of subsection 6.2A.

     C. NO FURTHER NEGATIVE PLEDGES. Except with respect to specific property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to an Asset Sale, neither Company nor any of its Subsidiaries shall enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired.

     D. NO RESTRICTIONS ON SUBSIDIARY DISTRIBUTIONS TO COMPANY OR OTHER SUBSIDIARIES. Except as provided herein or described on SCHEDULE 6.2, Company will not, and will not permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to (i) pay dividends or make any other distributions on any of such Subsidiary's capital stock owned by Company or any other Subsidiary of Company, (ii) repay or prepay any Indebtedness owed by such Subsidiary to Company or any other Subsidiary of Company, (iii) make loans or advances to Company or any other Subsidiary of Company, or (iv) transfer any of its property or assets to Company or any other Subsidiary of Company.

6.3  INVESTMENTS; JOINT VENTURES.

          Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including any Joint Venture, except:

          (i) Company and its Subsidiaries may make and own Investments in Cash Equivalents;

          (ii) Company and its Subsidiaries may continue to own the Investments owned by them as of the Closing Date in any Subsidiaries of Company;

          (iii) Company and its Subsidiaries may make intercompany loans to the extent permitted under subsection 6.1(iv) and Company may make loans to joint ventures not constituting Subsidiaries in an aggregate amount not exceeding $2,000,000 at any time except for loans constituting Permitted Development Expenditures made in accordance with subsection 6.1(v);

          (iv) Company and its Subsidiaries may make or own Investments in Development Properties that constitute Permitted Development Expenditures;

          (v) Company and its Subsidiaries may make Consolidated Capital Expenditures permitted by subsection 6.8;

          (vi) Company and its Subsidiaries may continue to own the Investments owned by them and described in SCHEDULE 6.3 annexed hereto;

          (vii) Company and its Subsidiaries may own Investments consisting of incentive or appreciation rights under management contracts; and

          (viii) Company and its Subsidiaries may make and own other Investments in an aggregate amount not to exceed at any time $500,000.

6.4  CONTINGENT OBLIGATIONS.

          Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or become or remain liable with respect to any Contingent Obligation, except:

          (i) Company may become and remain liable with respect to Contingent Obligations under Interest Rate Agreements entered into for the purpose of hedging against fluctuations of floating interests rates on Indebtedness of Company and its Subsidiaries;

          (ii) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of customary indemnification obligations incurred in property management, brokerage, infrastructure management and related types of real estate service agreements and purchase price adjustment obligations incurred in connection with Asset Sales or other sales of assets;

          (iii) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of any Indebtedness of Company or any of its Subsidiaries permitted by subsection 6.1 and in respect of any Investments of Company or any of its Subsidiaries permitted by subsection 6.3;

          (iv) Company and its Subsidiaries, as applicable, may remain liable with respect to Contingent Obligations described in SCHEDULE 6.4 annexed hereto;


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

          (v) Company may guaranty the obligations (other than obligations constituting Indebtedness) of its Subsidiaries incurred in the ordinary course of business; and

          (vi) Each of Company's Significant Subsidiaries may become and remain liable with respect to Contingent Obligations under its Guaranty.

     Notwithstanding any provision of this subsection 6.4 to the contrary, the maximum aggregate liability, contingent or otherwise, of Company and its Subsidiaries in respect of all Contingent Obligations (including, without limitation, all Contingent Liabilities specified in clauses (i) through (vi) of this subsection 6.4, but excluding completion guaranties relating to loans secured by Liens on Development Properties) shall not at any time exceed $120,000,000.

6.5  RESTRICTED JUNIOR PAYMENTS.

          Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Junior Payment, except (i) the profit sharing distribution and special dividends to be paid and declared by Company in an aggregate amount not to exceed $19,000,000, and (ii) any payment made by Company to a shareholder in accordance with the stock repurchase provisions of Article III of the Company Shareholders Agreement.

6.6  FINANCIAL COVENANTS.

     A. MINIMUM INTEREST COVERAGE RATIO. Company shall not permit the ratio of (i) Consolidated Adjusted EBITDA to (ii) Consolidated Interest Expense for any four-Fiscal Quarter period ending as of the last day of any Fiscal Quarter to be less than 4.00 to 1.00.

     B. MINIMUM CONSOLIDATED NET WORTH. Company shall not permit Consolidated Net Worth at any time to be less than $43,000,000.

     C.   MAXIMUM LEVERAGE RATIO.  Company shall not permit the ratio of
(i) Consolidated Total Debt as of the last day of any Fiscal Quarter to
(ii) Consolidated Adjusted EBITDA for the four Fiscal Quarter period ending on such last day to exceed 3.00 to 1.00.

6.7  RESTRICTION ON FUNDAMENTAL CHANGES; ASSET SALES AND ACQUISITIONS.

          Company shall not, and shall not permit any of its Subsidiaries to, enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, sub-lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, property or fixed assets, whether now owned or hereafter acquired, or acquire by purchase or otherwise all or substantially all the business, property or fixed assets of, or stock or other evidence of


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beneficial ownership of, any Person or any division or line of business of any Person, except that:

          (i) any Subsidiary of Company may be merged with or into Company or any wholly-owned Subsidiary of Company, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Company or any wholly-owned Subsidiary of Company; PROVIDED that, in the case of such a merger, Company or such wholly-owned Subsidiary shall be the continuing or surviving corporation;

          (ii) Company and its Subsidiaries may make Consolidated Capital Expenditures permitted under subsection 6.8;

          (iii) Company and its Subsidiaries may sell or otherwise dispose of assets in transactions that do not constitute Asset Sales; PROVIDED that the consideration received for such assets shall be in an amount at least equal to the fair market value thereof;

          (iv) subject to subsection 6.12, Company and its Subsidiaries may make Asset Sales of assets having a fair market value not in excess of $1,000,000; PROVIDED that (x) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof;
     (y) the sole consideration received shall be Cash; and (z) the proceeds of such Asset Sales shall be applied as required by subsection 2.4B(iii)(a);

          (v)   Company may make the Doppelt Acquisition; and

          (vi) Company may make Permitted Acquisitions, PROVIDED THAT any acquisitions or series of acquisitions that require expenditures exceeding $3,500,000 in the aggregate, shall require the prior written consent of Requisite Lenders, which shall not be unreasonably withheld.

6.8  CONSOLIDATED CAPITAL EXPENDITURES.

          Company shall not, and shall not permit its Subsidiaries to, make or incur Consolidated Capital Expenditures, in any calendar quarter in an aggregate amount in excess of $1,100,000.

6.9  SALES AND LEASE-BACKS.

          Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired, (i) which Company or any of its Subsidiaries has sold or transferred or is to sell or transfer to any other Person (other than


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Company or any of its Subsidiaries) or (ii) which Company or any of its
Subsidiaries intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by Company or any of its Subsidiaries to any Person (other than Company or any of its Subsidiaries) in connection with such lease.

6.10 SALE OR DISCOUNT OF RECEIVABLES.

          Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, sell with recourse, or discount or otherwise sell for less than the face value thereof, any of its notes or accounts receivable.

6.11  TRANSACTIONS WITH SHAREHOLDERS AND AFFILIATES.

          Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 5% or more of any class of equity Securities of Company or with any Affiliate of Company or of any such holder, on terms that are less favorable to Company or that Subsidiary, as the case may be, than those that might be obtained at the time from Persons who are not such a holder or Affiliate; PROVIDED that the foregoing restriction shall not apply to (i) any transaction between Company and any of its wholly-owned Subsidiaries or between any of its wholly-owned Subsidiaries,
(ii) reasonable and customary fees paid to members of the Boards of Directors of Company and its Subsidiaries, (iii) Restricted Junior Payments permitted by subsection 6.5, and (iv) arrangements described on Schedule 6.11.

6.12  CONDUCT OF BUSINESS.

          From and after the Closing Date, Company shall not, and shall not permit any of its Subsidiaries to, engage in any business other than (i) the businesses engaged in by Company and its Subsidiaries on the Closing Date and similar or related businesses and (ii) such other lines of business as may be consented to by Requisite Lenders, such consent not to be unreasonably withheld.

SECTION 7.  EVENTS OF DEFAULT

          If any of the following conditions or events ("EVENTS OF DEFAULT") shall occur:

7.1  FAILURE TO MAKE PAYMENTS WHEN DUE.

          Failure by Company to pay any installment of principal of any Loan when due, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; or failure by Company to pay any interest on any Loan or any fee or any other amount due under this Agreement within five days after the date due; or


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7.2  DEFAULT IN OTHER AGREEMENTS.

          (i)  Failure of Company or any of its Subsidiaries to pay when due
(a) any principal of or interest on any Indebtedness (other than Indebtedness referred to in subsection 7.1) in an individual principal amount of $5,000,000 or more or any items of Indebtedness with an aggregate principal amount of $10,000,000 or more or (b) any Contingent Obligation in an individual principal amount of $5,000,000 or more or any Contingent Obligations with an aggregate principal amount of $10,000,000 or more, in each case beyond the end of any grace period provided therefor; or (ii) breach or default by Company or any of its Subsidiaries beyond the end of any grace period provided therefor with respect to any other material term of (a) any evidence of any Indebtedness in an individual principal amount of $5,000,000 or more or any items of Indebtedness with an aggregate principal amount of $10,000,000 or more or any Contingent Obligation in an individual principal amount of $5,000,000 or more or any Contingent Obligations with an aggregate principal amount of $10,000,000 or more or (b) any loan agreement, mortgage, indenture or other agreement relating to such Indebtedness or Contingent Obligation(s), if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness or Contingent Obligation(s) (or a trustee on behalf of such holder or holders) to cause, that Indebtedness or Contingent Obligation(s) to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be (upon the giving or receiving of notice, lapse of time, both, or otherwise); or

7.3  BREACH OF CERTAIN COVENANTS.

          Failure of Company to perform or comply with any term or condition contained in subsection 2.5 or 5.2 or Section 6 of this Agreement; or

7.4  BREACH OF WARRANTY.

          Any representation, warranty, certification or other statement made by Company or any of its Subsidiaries in any Loan Document or in any statement or certificate at any time given by Company or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect on the date as of which made; or

7.5  OTHER DEFAULTS UNDER LOAN DOCUMENTS.

          Company shall default in the performance of or compliance with any term contained in this Agreement or any of the other Loan Documents, other than any such term referred to in any other subsection of this Section 7, and such default shall not have been remedied or waived within 30 days after the earlier of (i) an officer of Company becoming aware of such default or (ii) receipt by Company of notice from Agent or any Lender of such default; or


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7.6  INVOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.

          (i) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of Company or any of its Subsidiaries in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against Company or any of its Subsidiaries under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Company or any of its Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Company or any of its Subsidiaries for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Company or any of its Subsidiaries, and any such event described in this clause (ii) shall continue for 60 days unless dismissed, bonded or discharged; or

7.7  VOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.

          (i) Company or any of its Subsidiaries shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Company or any of its Subsidiaries shall make any assignment for the benefit of creditors; or (ii) Company or any of its Subsidiaries shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the Board of Directors of Company or any of its Subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in clause (i) above or this clause (ii); or

7.8  JUDGMENTS AND ATTACHMENTS.

          Any money judgment, writ or warrant of attachment or similar process involving (i) in any individual case an amount in excess of $250,000 or (ii) in the aggregate at any time an amount in excess of $500,000 (in either case not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against Company or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 60 days (or in any event later than five days prior to the date of any proposed sale thereunder); or


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7.9  DISSOLUTION.

          Any order, judgment or decree shall be entered against Company or any of its Subsidiaries decreeing the dissolution or split up of Company or that Subsidiary and such order shall remain undischarged or unstayed for a period in excess of 30 days; or

7.10  EMPLOYEE BENEFIT PLANS.

          There shall occur one or more ERISA Events which individually or in the aggregate results in or might reasonably be expected to result in liability of Company or any of its ERISA Affiliates in excess of $1,000,000 during the term of this Agreement; or there shall exist an amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), which exceeds $1,000,000; or

7.11  CHANGE IN CONTROL.

          A Change of Control shall have occurred; or

7.12  INVALIDITY OF GUARANTY.

          Any Guaranty of this Agreement for any reason, other than the satisfaction in full of all Obligations, is declared by a court of competent jurisdiction to be null and void, or any Subsidiary of Company denies that it has any further liability, including without limitation with respect to future advances by Lenders, under its Guaranty or gives notice to such effect; or

7.13  FAILURE OF SECURITY.

          From and after the execution, acknowledgement and filing of any Collateral Document by Company, or any Subsidiary any such Collateral Document shall be revoked by Company, or such Subsidiary or shall be declared by a court of competent jurisdiction to be null and void or shall cease to be in full force and effect as a result of any change in law; or Company, or any Subsidiary that has executed any Collateral Document shall default in any material respect in the performance or observance of any material term, covenant, condition or agreement on its part to be performed or observed under such Collateral Document beyond any applicable grace period; or Lenders shall fail to have a valid, perfected and enforceable first priority Lien (subject to the Liens permitted by subsection 6.2) on Company's, or any Subsidiary's (that has executed any Collateral Document) right, title and interest in all or any material portion of the capital stock described therein as a result of any change in law, the expiration of any required filings or recordations with respect thereto, the declaration by a court of competent jurisdiction that such Lien is null and void or the imposition of any priming Lien under applicable state or federal law; or Company shall contest in any manner that such


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Collateral Document constitutes its valid and enforceable agreement or shall assert in any manner that it has no further obligation or liability under such Collateral Documents;

THEN (i) upon the occurrence of any Event of Default described in subsection 7.6 or 7.7, each of (a) the unpaid principal amount of and accrued interest on the Loans, (b) all other Obligations shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Company, and the obligation of each Lender to make any Loan, shall thereupon terminate, and (ii) upon the occurrence and during the continuation of any other Event of Default, Agent shall, upon the written request or with the written consent of Requisite Lenders, by written notice to Company, declare all or any portion of the amounts described in clauses (a) and (b) above to be, and the same shall forthwith become, immediately due and payable, and the obligation of each Lender to make any Loan, thereupon terminate.

          Notwithstanding anything contained in the second preceding paragraph, if at any time within 60 days after an acceleration of the Loans pursuant to such paragraph Company shall pay all arrears of interest and all payments on account of principal which shall have become due otherwise than as a result of such acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Potential Events of Default (other than non-payment of the principal of and accrued interest on the Loans, in each case which is due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to subsection 9.5, then Requisite Lenders, by written notice to Company, may at their option rescind and annul such acceleration and its consequences; but such action shall not affect any subsequent Event of Default or Potential Event of Default or impair any right consequent thereon. The provisions of this paragraph are intended merely to bind Lenders to a decision which may be made at the election of Requisite Lenders and are not intended to benefit Company and do not grant Company the right to require Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are met.


SECTION 8.  AGENT

8.1   APPOINTMENT.

          Bankers is hereby appointed Agent hereunder and under the other Loan Documents and each Lender hereby authorizes Agent to act as its agent in accordance with the terms of this Agreement and the other Loan Documents. Agent agrees to act upon the express conditions contained in this Agreement and the other Loan Documents, as applicable. The provisions of this Section 8 are solely for the benefit of Agent and Lenders and Company shall have no rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties under this Agreement, Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Company or any of its Subsidiaries.


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8.2  POWERS; GENERAL IMMUNITY.

      A. DUTIES SPECIFIED. Each Lender irrevocably authorizes Agent to take such action on such Lender's behalf and to exercise such powers hereunder and under the other Loan Documents as are specifically delegated to Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Agent shall have only those duties and responsibilities that are expressly specified in this Agreement and the other Loan Documents and it may perform such duties by or through its agents or employees. Agent shall not have, by reason of this Agreement or any of the other Loan Documents, a fiduciary relationship in respect of any Lender; and nothing in this Agreement or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon Agent any obligations in respect of this Agreement or any of the other Loan Documents except as expressly set forth herein or therein.

      B. NO RESPONSIBILITY FOR CERTAIN MATTERS. Agent shall not be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any other Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by Agent to Lenders or by or on behalf of Company to Agent or any Lender in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of Company or any other Person liable for the payment of any Obligations, nor shall Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Event of Default or Potential Event of Default. Anything contained in this Agreement to the contrary notwithstanding, Agent shall not have any liability arising from confirmations of the amount of outstanding Loans.

      C. EXCULPATORY PROVISIONS. Neither Agent nor any of its officers, directors, employees or agents shall be liable to Lenders for any action taken or omitted by Agent under or in connection with any of the Loan Documents except to the extent caused by Agent's gross negligence or willful misconduct. If Agent shall request instructions from Lenders with respect to any act or action (including the failure to take an action) in connection with this Agreement or any of the other Loan Documents, Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from Requisite Lenders. Without prejudice to the generality of the foregoing, (i) Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Company and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or (where so instructed) refraining


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from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of Requisite Lenders. Agent shall be entitled to refrain from exercising any power, discretion or authority vested in it under this Agreement or any of the other Loan Documents unless and until it has obtained the instructions of Requisite Lenders.

     D. AGENT ENTITLED TO ACT AS LENDER. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans, Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder, and the term "Lender" or "Lenders" or any similar term shall, unless the context clearly otherwise indicates, include Agent in its individual capacity. Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with Company or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from Company for services in connection with this Agreement and otherwise without having to account for the same to Lenders.

8.3 REPRESENTATIONS AND WARRANTIES; NO RESPONSIBILITY FOR APPRAISAL OF CREDITWORTHINESS.

          Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Company and its Subsidiaries in connection with the making of the Loans hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Company and its Subsidiaries. Agent shall not have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and Agent shall not have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

8.4  RIGHT TO INDEMNITY.

          Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify Agent, to the extent that Agent shall not have been reimbursed by Company, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in performing its duties hereunder or under the other Loan Documents or otherwise in its capacity as Agent in any way relating to or arising out of this Agreement or the other Loan Documents; PROVIDED that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross negligence or willful misconduct. If any indemnity


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furnished to Agent for any purpose shall, in the opinion of Agent, be insufficient or become impaired, Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

8.5  SUCCESSOR AGENT.

          Agent may resign at any time by giving 30 days' prior written notice thereof to Lenders and Company, and Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to Company and Agent and signed by Requisite Lenders. Upon any such notice of resignation or any such removal, Requisite Lenders shall have the right, upon five Business Days' notice to Company, to appoint a successor Agent. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent and the retiring or removed Agent shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Agent's resignation or removal hereunder as Agent, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

8.6  COLLATERAL DOCUMENTS.

          Each Lender hereby further authorizes Agent to enter into the Collateral Documents as secured party on behalf of and for the benefit of Lenders and agrees to be bound by the terms of the Collateral Documents; PROVIDED that Agent shall not enter into or consent to any amendment, modification, termination or waiver of any provision contained in the Collateral Documents without the prior consent of Requisite Lenders. Subject to subsection 9.5, Agent may release Collateral with the consent of Requisite Lenders. Each Lender agrees that no Lender shall have any right individually to realize upon any of the collateral under the Collateral Documents, it being understood and agreed that all rights and remedies under the Collateral Documents may be exercised solely by Agent for the benefit of Lenders in accordance with the terms thereof. Agent hereby agrees to hold all collateral under the Collateral Documents executed and delivered prior to the Closing Date for the benefit of itself and Lenders.

SECTION 9.  MISCELLANEOUS

9.1  ASSIGNMENTS AND PARTICIPATIONS IN LOANS.

     1. GENERAL. Subject to subsection 9.1B, each Lender shall have the right at any time to (i) sell, assign or transfer to any Eligible Assignee, or
(ii) sell participations to any Person in, all or any part of its Commitment or Loans made by it or any other interest herein or in any other Obligations owed to it; PROVIDED that no such sale, assignment, transfer or participation shall, without the consent of Company, require Company to file a registration statement with the Securities and Exchange Commission or apply to qualify such sale,


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assignment, transfer or participation under the securities laws of any state;
and PROVIDED, FURTHER that no such sale, assignment or transfer described in clause (i) above shall be effective unless and until an Assignment Agreement effecting such sale, assignment or transfer shall have been accepted by Agent and recorded in the Register as provided in subsection 9.1B(ii). Except as otherwise provided in this subsection 9.1, no Lender shall, as between Company and such Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment or transfer of, or any granting of participations in, all or any part of its Commitment or Loans or other Obligations owed to such Lender.

     2.   ASSIGNMENTS.

          a. AMOUNTS AND TERMS OF ASSIGNMENTS. Each Commitment, Loan or other Obligation may (a) be assigned in any amount to another Lender, or to an Affiliate of the assigning Lender or another Lender, with the giving of notice to Company and Agent or (b) be assigned in an aggregate amount of not less than $[5,000,000] (or such lesser amount as shall constitute the aggregate amount of the Commitment, Loan and other Obligations of the assigning Lender) to any other Eligible Assignee with the consent of Company and Agent (which consents shall not be unreasonably withheld or delayed). To the extent of any such assignment in accordance with either clause (a) or (b) above, the assigning Lender shall be relieved of its obligations with respect to its Commitment, Loans or other Obligations or the portion thereof so assigned. The parties to each such assignment shall execute and deliver to Agent, for its acceptance and recording in the Register an Assignment Agreement, together with a processing and recordation fee of $[3,500] and such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to Agent pursuant to subsection 2.7B(iii)(a). Upon such execution, delivery acceptance and recordation, from and after the effective date specified in such Assignment Agreement, (y) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder and (z) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, relinquish its rights (other than any rights which survive the termination of this Agreement under subsection 9.8B) and be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto). The Commitments hereunder shall be modified to reflect the Commitment of such assignee and any remaining Commitment of such assigning Lender and, if any such assignment occurs after the issuance of any Notes hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its Note, if any, to Agent for cancellation, and thereupon new Notes shall[, if so requested by the assignee and/or the assigning Lender in accordance with subsection 2.1E, be issued to the assignee and/or to the assigning Lender, substantially in the form of


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     EXHIBIT VII annexed hereto with appropriate insertions, to reflect the outstanding Loans of the assignee and/or the assigning Lender.

          b. ACCEPTANCE BY AGENT; RECORDATION IN REGISTER. Upon its receipt of an Assignment Agreement executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with the processing and recordation fee referred to in subsection 9.1B(i) and any forms, certificates or other evidence with respect to United States federal income tax withholding matters that such assignee may be required to deliver to Agent pursuant to subsection 2.7B(iii)(a), Agent shall, if Agent and Company have consented to the assignment evidenced thereby (to the extent such consent is required pursuant to subsection 9.1B(i)), (a) accept such Assignment Agreement by executing a counterpart thereof as provided therein (which acceptance shall evidence any required consent of Agent to such assignment), (b) record the information contained therein in the Register, and (c) give prompt notice thereof to Company. Agent shall maintain a copy of each Assignment Agreement delivered to and accepted by it as provided in this subsection 9.1B(ii).

     3. PARTICIPATIONS. The holder of any participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except action directly affecting (i) the extension of the scheduled final Maturity Date of any portion of the principal amount of or interest on any Loan allocated to such participation or (ii) a reduction of the principal amount of or the rate of interest payable on any Loan allocated to such participation, and all amounts payable by Company hereunder (including amounts payable to such Lender pursuant to subsections 2.6D and 2.7) shall be determined as if such Lender had not sold such participation. Company and each Lender hereby acknowledge and agree that, solely for purposes of subsection 9.4, (a) any participation will give rise to a direct obligation of Company to the participant and (b) the participant shall be considered to be a "Lender".

     4. ASSIGNMENTS TO FEDERAL RESERVE BANKS. In addition to the assignments and participations permitted under the foregoing provisions of this subsection 9.1, any Lender may assign and pledge all or any portion of its Loan, the other Obligations owed to such Lender, and its Note to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank; PROVIDED that (i) no Lender shall, as between Company and such Lender, be relieved of any of its obligations hereunder as a result of any such assignment and pledge and (ii) in no event shall such Federal Reserve Bank be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action hereunder.

     5. INFORMATION. Each Lender may furnish any information concerning Company and its Subsidiaries in the possession of that Lender from time to time to assignees and participants (including prospective assignees and participants), subject to subsection 9.18.

9.2  EXPENSES.


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

          Whether or not the transactions contemplated hereby shall be consummated, Company agrees to pay promptly (i) all the actual and reasonable costs and expenses of preparation of the Loan Documents and any consents, amendments, waivers or other modifications thereto; (ii) all the costs of furnishing all opinions by counsel for Company (including any opinions requested by Lenders as to any legal matters arising hereunder) and of Company's performance of and compliance with all agreements and conditions on its part to be performed or complied with under this Agreement and the other Loan Documents including with respect to confirming compliance with environmental, insurance and solvency requirements; (iii) the reasonable fees, expenses and disbursements of counsel to Agent (including allocated costs of internal counsel) in connection with the negotiation, preparation, execution and administration of the Loan Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by Company; (iv) all other actual and reasonable costs and expenses incurred by Agent in connection with the syndication of the Commitments and the negotiation, preparation and execution of the Loan Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby; and (v) after the occurrence of an Event of Default, all costs and expenses, including reasonable attorneys' fees (including allocated costs of internal counsel) and costs of settlement, incurred by Agent and Lenders in enforcing any Obligations of or in collecting any payments due from Company hereunder or under the other Loan Documents by reason of such Event of Default or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings.

9.3  INDEMNITY.

          In addition to the payment of expenses pursuant to subsection 9.2, whether or not the transactions contemplated hereby shall be consummated, Company agrees to defend (subject to Indemnitees' selection of counsel), indemnify, pay and hold harmless Agent and Lenders, and the officers, directors, employees, agents and affiliates of Agent and Lenders (collectively called the "INDEMNITEES"), from and against any and all Indemnified Liabilities (as hereinafter defined); PROVIDED that Company shall not have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise solely from the gross negligence or willful misconduct of that Indemnitee as determined by a final judgment of a court of competent jurisdiction; and PROVIDED FURTHER that Company shall not have any such obligation to indemnify any Lender that has materially breached its obligations under this Agreement.

          As used herein, "INDEMNIFIED LIABILITIES" means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, actions, judgments, suits, claims (including Environmental Claims), costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other response action necessary to remove, remediate, clean up or abate any Hazardous Materials Activity), expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnitees in enforcing this indemnity), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby (including Lenders' agreement to make the Loans hereunder or the use or intended use of the proceeds thereof or the use or intended use of any thereof, or any enforcement of any of the Loan Documents (including any sale of, collection from, or other realization upon any of the Collateral), (ii) the statements contained in the commitment letter delivered by any Lender to Company with respect thereto, or (iii) any Environmental Claim or any Hazardous Materials Activity relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of Company or any of its Subsidiaries.

               To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this subsection 9.3 may be unenforceable in whole or in part because they are violative of any law or public policy, Company shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

9.4       RATABLE SHARING.

               Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms of this Agreement), by realization upon security, through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, fees and other amounts then due and owing to that Lender hereunder or under the other Loan Documents (collectively, the "AGGREGATE AMOUNTS DUE" to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (i) notify Agent and each other Lender of the receipt of such payment and (ii) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; PROVIDED that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Company or otherwise, those purchases shall be rescinded and the purchase prices paid for such partici-

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

pations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest.

9.5       AMENDMENTS AND WAIVERS.

               No amendment, modification, termination or waiver of any provision of this Agreement or of the Notes, and no consent to any departure by Company therefrom, shall in any event be effective without the written concurrence of Requisite Lenders; PROVIDED that any such amendment, modification, termination, waiver or consent which: increases the amount of any of the Commitments or reduces the principal amount of any of the Loans; changes in any manner the definition of "Pro Rata Share" or the definition of "Requisite Lenders"; changes in any manner any provision of this Agreement which, by its terms, expressly requires the approval or concurrence of all Lenders; postpones the scheduled final maturity date of any of the Loans; (other than any waiver of any increase in the interest rate applicable to any of the Loans pursuant to subsection 2.2E) or the amount of any fees payable hereunder; increases the maximum duration of Interest Periods permitted hereunder; or changes in any manner the provisions contained in subsection
7.1 or this subsection 9.5 shall be effective only if evidenced by a writing signed by or on behalf of all Lenders. In addition, (i) no amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the Lender which is the holder of that Note, and (ii) no amendment, modification, termination or waiver of any provision of Section 8 or of any other provision of this Agreement which, by its terms, expressly requires the approval or concurrence of Agent shall be effective without the written concurrence of Agent. Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Company in any case shall entitle Company to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this subsection
9.5 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by Company, on Company.

9.6       INDEPENDENCE OF COVENANTS.

               All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

9.7       NOTICES.

               Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to

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

have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; PROVIDED that notices to Agent shall not be effective until received. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or (i) as to Company and Agent, such other address as shall be designated by such Person in a written notice delivered to the other parties hereto and (ii) as to each other party, such other address as shall be designated by such party in a written notice delivered to Agent.

9.8       SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

               6. All representations, warranties and agreements made herein shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

               7. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Company set forth in subsections 2.6D, 2.7, 9.2, and 9.3 and the agreements of Lenders set forth in subsections 8.2C, 8.4 and 9.4 shall survive the payment of the Loans and the termination of this Agreement.

9.9       FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE.

               No failure or delay on the part of Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.

9.10      MARSHALLING; PAYMENTS SET ASIDE.

               Neither Agent nor any Lender shall be under any obligation to marshal any assets in favor of Company or any other party or against or in payment of any or all of the Obligations. To the extent that Company makes a payment or payments to Agent or Lenders (or to Agent for the benefit of Lenders), or Agent or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

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

9.11      SEVERABILITY.

               In case any provision in or obligation under this Agreement or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

9.12      OBLIGATIONS SEVERAL; INDEPENDENT NATURE OF LENDERS' RIGHTS.

               The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitments of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

9.13      HEADINGS.

               Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

9.14      APPLICABLE LAW.

               THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

9.15      SUCCESSORS AND ASSIGNS.

               This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders (it being understood that Lenders' rights of assignment are subject to subsection 9.1). Neither Company's rights or obligations hereunder nor any interest therein may be assigned or delegated by Company without the prior written consent of all Lenders.

9.16      CONSENT TO JURISDICTION AND SERVICE OF PROCESS.

               ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST COMPANY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY OBLIGATION MAY BE BROUGHT IN ANY STATE OR

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

FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT COMPANY ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT, SUCH OTHER LOAN DOCUMENT OR SUCH OBLIGATION. Company hereby agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to Company at its address provided in subsection 9.7, such service being hereby acknowledged by Company to be sufficient for personal jurisdiction in any action against Company in any such court and to be otherwise effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of any Lender to bring proceedings against Company in the courts of any other jurisdiction.

9.17      WAIVER OF JURY TRIAL.

               EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this Agreement, and that each will continue to rely on this waiver in their related future dealings. Each party hereto further warrants and represents that it has reviewed this waiver with its legal counsel and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SUBSECTION 9.17 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

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

9.18      CONFIDENTIALITY.

               Each Lender shall hold all non-public information obtained pursuant to the requirements of this Agreement which has been identified as confidential by Company in accordance with such Lender's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, it being understood and agreed by Company that in any event a Lender may make disclosures to Affiliates of such Lender or disclosures reasonably required by any bona fide assignee, transferee or participant in connection with the contemplated assignment or transfer by such Lender of its Loan or any participations therein or disclosures required or requested by any governmental agency or representative thereof or pursuant to legal process; PROVIDED that, unless specifically prohibited by applicable law or court order, each Lender shall notify Company of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information; and PROVIDED, FURTHER that in no event shall any Lender be obligated or required to return any materials furnished by Company or any of its Subsidiaries.

9.19      COUNTERPARTS; EFFECTIVENESS.

               This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Company and Agent of written or telephonic notification of such execution and authorization of delivery thereof.

                 [Remainder of page intentionally left blank]

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

               COMPANY:

                              TRAMMELL CROW COMPANY



                              By: /s/ Richard H. Coe
                                 ---------------------------------------------
                              Title: Executive Vice President
                                 ---------------------------------------------

                              Notice Address:

                              Trammell Crow Company
                              3300 Trammell Crow Center
                              2001 Ross Avenue
                              Dallas, Texas  75201
                              Attn.: Richard H. Coe
                              Telephone: (214) 863-3099
                              Telefacsimile: (214) 863-3125

               LENDERS:

                              BANKERS TRUST COMPANY,
                              individually and as Agent



                              By: /s/ Alexander Johnson
                                 ---------------------------------------------
                              Title: Managing Director
                                 ---------------------------------------------

                              Notice Address:

                              Bankers Trust Company
                              1 Bankers Trust Plaza
                              130 Liberty Street, 25th Floor
                              New York, New York  10006
                              Attn: Alexander Johnson
                              Telephone: (212) 250-4227
                              Telefacsimile: (212) 669-0756

                         FIRST TENNESSEE BANK NATIONAL ASSOCIATION



                              By: /s/ Sam Jenkins
                                 ---------------------------------------------
                              Title: Vice President
                                 ---------------------------------------------


                              Notice Address:
                              First Tennessee Bank National Association
                              P.O. Box 84
                              Memphis, Tennessee 38101
                              Attn: Sam Jenkins
                              Telephone: (901) 527-4263
                              Telefacsimile: (901) 523-4235